Exhibit 10.30

Execution Version

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE DESIGNATED AS [***].
LICENSE AND COLLABORATION AGREEMENT
This LICENSE AND COLLABORATION AGREEMENT (the “Agreement”) is entered into as of December 15, 2021 (the “Effective Date”) by and between Horizon Therapeutics Ireland DAC, a company formed under the laws of Ireland (“Horizon”), and Alpine Immune Sciences, Inc., a Delaware corporation (“Alpine”). Alpine and Horizon are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
RECITALS
Whereas, Alpine has (a) a preclinical biologic therapeutic program comprising a proprietary lead [***] compound and other [***] compounds that include [***] and (b) proprietary scientific technology and expertise to generate libraries of compounds and variants and fusion proteins, including [***] compounds, designed to have specified characteristics and biological functions;
Whereas, Horizon possesses resources and expertise in the development and commercialization of pharmaceutical products and is interested in further advancing the [***] biologic therapeutic program and engaging Alpine to conduct a research collaboration for discovery of compounds and variants directed to biologic targets selected by Horizon; and
Whereas, Alpine and Horizon wish to engage in a multi-program research collaboration, and Alpine wishes to grant, and Horizon wishes to obtain an exclusive license under certain intellectual property rights of Alpine to research, develop, manufacture, commercialize and otherwise exploit Licensed Compounds and Licensed Products in the Field (as such terms are defined herein) in accordance with and on the terms and conditions set forth below.
Now, Therefore, in consideration of the foregoing premises and the mutual covenants and conditions contained in this Agreement, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
1.1    “AAA Rules” has the meaning set forth in Section 12.1(d).
1.2    “Acquiror” has the meaning set forth in Section 12.6.
1.3    “Affiliate” means, with respect to a particular Person, any other Person that controls, is controlled by or is under common control with such Person, for as long as such control exists. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) shall mean the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of fifty percent (50%) or more of the voting stock of such entity, or by contract or otherwise.
1.4    “Alpine Controlled Patents” has the meaning set forth in Section 7.2(a)(iv).

1.5    “Alpine Indemnitees” has the meaning set forth in Section 9.2.
1.6    “Alpine Libraries” means Alpine’s libraries of proteins and molecules that: (a) [***] and (b) [***], but in any event excluding all Alpine Reserved Sequences.
1.7    “Alpine Reserved Sequence” means those proteins and molecules identified in Exhibit A, as may be updated by Alpine during the Query Period in accordance with Section 2.3(a).
1.8    “Alpine Third Party Agreement” has the meaning set forth in Section 2.7(b).
1.9    “Back-Up Compounds” means the [***] identified as back-ups to the Lead Compound on Exhibit B, as may be modified pursuant to Section 2.3.
1.10    “Bankruptcy Code” means Title 11, U.S. Code Sections 101 et. Seq.
1.11    “Binding” means as to a Binding Partner, [***]; and “Bind” has its cognate meaning.
1.12    “Binding Partner” means any physiological molecular binding partner of a Target [***].
1.13    “Biosimilar” means, as determined on a country-by-country basis, any product with respect to a Licensed Product (a) which (i) has been licensed as a biosimilar or interchangeable product by FDA pursuant to Article 351(k) of the Public Health Service Act (42 U.S.C. 262(k)), as may be amended, or any subsequent or superseding law, statute or regulation, (ii) has been licensed as a similar biological medicinal product by EMA pursuant to Directive 2001/83/EC, as may be amended, or any subsequent or superseding law, statute or regulation, or (iii) has otherwise achieved Regulatory Approval from another applicable Regulatory Authority on a basis analogous to clause (a)(i) or (ii), in each case (clause (i) and (ii)); or (b) obtained marketing approval in such country in the Territory by means of an abbreviated procedure that relies (i) in whole or in part on the safety and efficacy data contained in the Regulatory Approval Application for such Licensed Product submitted by Horizon or its Affiliate or Sublicensee and approved in such country, or (ii) on establishing biosimilarity to such Licensed Product in such country, and in each case (clause (a) and (b)) which product is marketed for sale by a Third Party (not licensed, supplied or otherwise authorized by Horizon or its Affiliates or Sublicensees) in a country in the Territory.
1.14    “Business Day” means any weekday that is not a legal holiday in New York, New York, U.S. or Dublin, Ireland, and is not a day on which banking institutions are required by Law to be closed.
1.15    “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that (a) the first Calendar Quarter of any particular period shall extend from the commencement of such period to the end of the first complete Calendar Quarter thereafter; and (b) the last Calendar Quarter shall end upon the expiration or termination of this Agreement.
1.16    “Calendar Year” means (a) for the first Calendar Year of the Term, the period beginning on the Effective Date and ending on December 31, 2021, (b) for each Calendar Year of the Term thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31, and (c) for the last Calendar Year of the

Term, the period beginning on January 1 of the Calendar Year in which the Agreement expires or terminates and ending on the effective date of expiration or termination of this Agreement.
1.17    [***].
1.18    [***].
1.19    “Change of Control” means the occurrence of any of the following: (a) a Party enters into a merger, consolidation, business combination, recapitalization, share exchange, stock sale or sale or transfer of all or substantially all of its assets to which this Agreement relates, or other similar transaction or series of transactions with a Third Party; or (b) any transaction or series of related transactions in which any Third Party or group of Third Parties acquires beneficial ownership of securities of a Party representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of such Party. Notwithstanding the foregoing clauses (a) or (b), a stock sale to underwriters of a public offering of a Party’s capital stock or other Third Parties for the purpose of financing or a transaction solely to change the domicile of a Party shall not constitute a Change of Control.
1.20    “Claims” has the meaning set forth in Section 9.1.
1.21    “Clinical Trial” means any human clinical trial of a product as defined in 21 C.F.R. § 312.21, or an equivalent human clinical trial prescribed by the Regulatory Authorities in a foreign country.
1.22    “Code” means the Internal Revenue Code of 1986, as amended.
1.23    “Combination Product” means a Licensed Product that contains a Licensed Compound as an active ingredient and includes at least one (1) active pharmaceutical ingredient other than a Licensed Compound (whether co-formulated or co-packaged) and is sold either as a fixed dose or as separate doses in a single package.
1.24    “Commercialization” means all activities undertaken before and after obtaining Regulatory Approval relating specifically to the pre-launch, launch, promotion, detailing, medical education and medical liaison activities, marketing, pricing, reimbursement, sale, import, export and distribution of Licensed Products in the Field in the Territory, including strategic marketing, sales force detailing, advertising, all customer support, Licensed Product distribution and invoicing and sales activities, including any clinical study conducted after Regulatory Approval of a Licensed Product. “Commercialize” has a correlative meaning.
1.25    “Commercially Reasonable Efforts” means efforts [***]. Commercially Reasonable Efforts shall be determined [***].
1.26    “Confidential Information” of a Party means any and all Information that is disclosed by or on behalf a Party to the other Party or its Affiliates pursuant to this Agreement, whether in oral, written, graphic, or electronic form. All Information disclosed by or on behalf of a Party or its Affiliate pursuant to the Confidentiality Agreement shall be deemed to be such Party’s Confidential Information, with the mutual understanding and agreement that any use or disclosure thereof that is authorized under Article 10 shall not be restricted by or be deemed a violation of the Confidentiality Agreement. Notwithstanding anything contained herein to the contrary, (a) all Horizon Sole Program IP and Research Program IP shall be deemed to be the Confidential Information of Horizon, where Horizon shall be deemed to be the disclosing Party and Alpine shall be deemed to be the receiving Party with respect thereto; (b) all Alpine Sole

Program IP shall be deemed to be the Confidential Information of Alpine, where Alpine shall be deemed to be the disclosing Party and Horizon shall be deemed to be the receiving Party with respect thereto; and (c) all Joint Program IP, and the terms of this Agreement, shall be deemed to be the Confidential Information of both Parties, and both Parties shall be deemed to be the receiving Party with respect thereto.
1.27    “Confidentiality Agreement” means the Mutual Confidentiality Agreement between Alpine and Viela Bio, Inc. (now an Affiliate of Horizon), dated as of November 14, 2019, as amended.
1.28    “Conflict” means, with respect to any Target identified as a Proposed Target, that as of the date such Target is proposed by Horizon, such Target is the subject of: [***].
1.29    “Control” means with respect to any Information or intellectual property right, that an entity (a) owns or (b) has the right to grant access, a license, or a sublicense (as applicable, other than by virtue of the rights granted in this Agreement) to such Information or intellectual property right on the terms and conditions set forth in this Agreement without violating the terms of any then-existing agreement with any Third Party. “Controlled” has a correlative meaning. Notwithstanding the foregoing, the following shall not be deemed to be Controlled by Alpine or its Affiliates: (i) any Information or intellectual property owned or controlled by any Acquiror immediately prior to the effective date of the Change of Control, and (ii) any Information or intellectual property developed or acquired by or on behalf of any Acquiror after a Change of Control, without access to or use of the Alpine Libraries, Licensed Technology or Confidential Information of Horizon or use of any employees or subcontractors who have or have had access to any of the foregoing; however, for clarity, any Information or Patents used or generated by the Acquiror or its Affiliates in performing any activity pursuant to this Agreement shall be considered to be Controlled by Alpine or its Affiliates and included in the Licensed Technology subject to the license granted to Horizon under this Agreement.
1.30    “COVID Event” has the meaning set forth in Section 12.3.
1.31    [***].
1.32    [***].
1.33    “Cure Period” has the meaning set forth in Section 11.3.
1.34    “Deliverables” means the types and quantities of molecules, controls, plasmids, and proteins to be provided for the Existing Program described in Exhibit C, as may be amended by written agreement of the Parties, or otherwise agreed in any other work plan for the Existing Program agreed in writing by the Parties pursuant to this Agreement.
1.35    “Deliverables Budget” means the budget setting forth the total costs and expenses for Alpine to perform the activities contemplated by the applicable Deliverables Plan and generate and deliver the Deliverables. The initial Deliverables Budget is attached hereto as Exhibit D, as may be amended by written agreement of the Parties.
1.36    “Deliverables Plan” means each work plan for the Existing Program agreed to by the Parties in writing setting forth certain activities to be conducted by Alpine, Queries, and Deliverables. The initial Deliverables Plan is attached hereto as Exhibit C, as may be amended by written agreement of the Parties.

1.37    “Designated European Country” means [***].
1.38    “Development” means all activities that relate to obtaining, maintaining or expanding Regulatory Approval for a Licensed Compound or Licensed Product, including research, preclinical testing, toxicology, formulation, Clinical Trials, preparation, submission, review, and development of data or information for the purpose of submission to a Governmental Authority to obtain, maintain or expand Regulatory Approval for a Licensed Compound or Licensed Product, and any post-marketing surveillance study of a Licensed Compound or Licensed Product, whether or not required as a condition to, or for the maintenance of any Regulatory Approval for a Licensed Compound or Licensed Product. “Develop” and “Developing” have correlative meanings.
1.39    “Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.
1.40    [***].
1.41    “EMA” means the European Medicines Agency or any successor entity.
1.42    “Excluded Target” means, individually and collectively, any Target for which there is a Conflict.
1.43    “Excluded Target List” means the list provided from time to time by Alpine to the Gatekeeper listing Targets for which there is a Conflict.
1.44    “Existing Program” means Alpine’s preclinical biological therapeutic program comprising [***], including the Lead Compound and any Back-Up Compound, and the Alpine Libraries.
1.45    “Existing Program IP” has the meaning set forth in Section 7.1(b)(i).
1.46    “FD&C Act” means the U.S. Federal Food, Drug and Cosmetic Act, as amended, and applicable regulations promulgated thereunder by the FDA.
1.47    “FDA” means the U.S. Food and Drug Administration or any successor entity.
1.48    “Field” means any and all uses.
1.49    “First Commercial Sale” means, with respect to a Licensed Product in a country, the first sale to a Third Party following the receipt of Regulatory Approval (including pricing and reimbursement approval if necessary to initiate marketing and sale of such Licensed Product in such country) in such country; provided that “First Commercial Sale” shall not include sale, disposal or use of a Licensed Product for marketing, regulatory, development or charitable purposes, such as clinical trials, pre-clinical trials, compassionate use, named patient use, or indigent patient programs, in each case, without consideration.
1.50    “Force Majeure” has the meaning set forth in Section 12.3.
1.51    “FTE” means the equivalent of the work of one qualified employee or agent for the applicable activities, full time, for one year.

1.52    “FTE Rate” means [***] per one full FTE per [***], which rate includes all direct and indirect costs of the performing Party’s FTE, including personnel and travel expenses. Such rate, [***].
1.53    “GAAP” means the then current generally accepted accounting principles in the U.S., as applied on a consistent basis.
1.54    “Gatekeeper” means a Third Party selected by the Parties to oversee the management of the Excluded Target List and the Reserved Target List.
1.55    “GCP” or “Good Clinical Practices” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in the guidelines entitled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable quality guidelines promulgated under the ICH.
1.56    “GLP” or “Good Laboratory Practices” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and comparable regulatory standards promulgated by the EMA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable quality guidelines promulgated under the ICH.
1.57    “Governmental Authority” means any multinational, federal, state, local, municipal, provincial or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).
1.58    “Horizon Controlled Patents” has the meaning set forth in Section 7.2(a)(i).
1.59    “Horizon Indemnitees” has the meaning set forth in Section 9.1.
1.60    “Horizon Reserved Sequence” has the meaning set forth in Section 2.3(b).
1.61    “In Vivo Pharmacology Study” means any study which includes an efficacy or pharmacodynamic-related endpoint, including, any study in non-human primates (whether pharmacokinetic or not, and whether or not conducted under GLP).
1.62    “ICH” means International Conference on Harmonisation.
1.63    “IND” means (a) an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or (b) the equivalent application to the equivalent agency in any other regulatory jurisdiction, the filing of which is necessary to Initiate or conduct a Clinical Trial of a pharmaceutical product in humans in such jurisdiction.
1.64    “Indemnified Party” has the meaning set forth in Section 9.3.
1.65    “Indemnifying Party” has the meaning set forth in Section 9.3.

1.66    “Information” means any and all data, results, technology, business or financial information or information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, developments, specifications, formulations, or formulae of any type or kind (patentable or otherwise), software, algorithms, marketing reports, expertise, technology, test data (including pharmacological, biological, chemical, biochemical, clinical test data and data resulting from non-clinical studies), chemistry, manufacture and controls information, stability data and other study data and procedures.
1.67    “Initiation” means, with respect to a Clinical Trial, the first dosing of the first subject in such Clinical Trial. “Initiate” has a correlative meaning.
1.68    “Joint Program IP” has the meaning set forth in Section 7.1(b)(iii).
1.69    “Joint Program Patent” has the meaning set forth in Section 7.1(b)(iii).
1.70    “Joint Research Committee” or “JRC” has the meaning set forth in Section 4.10.
1.71    “JPC” means the committee described in Section 7.2(a)(vi).
1.72    “Knowledge” means, with respect to Alpine, the actual knowledge, as of the Effective Date, of the individuals listed on Exhibit E exercising reasonably diligent inquiry of such individual’s direct reports.
1.73    “Laws” means any and all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any Regulatory Authority or other Governmental Authority, including federal, national, multinational, state, provincial, county, city or other political subdivision.
1.74    “Lead Compound” means the lead [***] set forth on Exhibit F.
1.75    “Licensed Compound” means (a) any Licensed Existing Program Compound or (b) Research Program Compound.
1.76    “Licensed Existing Program Compound” means (a) [***] the Lead Compound, any Back-Up Compound and any Horizon Reserved Sequences [***], or (b) [***].
1.77    “Licensed Existing Program Product” means any product containing or comprising a Licensed Existing Program Compound, alone or in combination with one or more other active ingredients, in any and all forms, presentations, delivery systems, dosages and formulations.
1.78    “Licensed Know-How” means any and all Information that is (a) Controlled by Alpine or any of its Affiliates (subject to Section 2.7(b)) as of the Effective Date or at any time during the Term, and (b) [***] for the Development, Manufacturing, Commercialization, use, sale, offer for sale, importation or other exploitation of any Licensed Existing Program Compound or Licensed Existing Program Product in the Field, including Alpine’s Sole Program IP and Alpine’s rights in any Joint Program IP. Licensed Know-How shall include the Information listed on Exhibit G. With regard to any Information first Controlled by Alpine or its Affiliate after the Query Period to the extent that it is specific to manufacturing, formulation, or delivery technology generally applicable to other products of Alpine or such Affiliates as well as to Licensed Existing Program Compounds or Licensed Existing Program Products, it will be Licensed Know-How only if it is necessary for the Development, Manufacturing, Commercialization, use, sale, offer for sale, importation or other exploitation of any Licensed Existing Program Compound (including as incorporated into a Licensed Existing Program Product) in the Field.
1.79    “Licensed Patent” means any Patent that is (a) Controlled by Alpine or any of its Affiliates (subject to Section 2.7(b)) as of the Effective Date or at any time during the Term (including Alpine’s Sole Program Patents and Alpine’s rights in any Joint Program Patents), and (b) [***] for the Development, Manufacturing, Commercialization, use, sale, offer for sale, importation or other exploitation of any Licensed Existing Program Compound (including as incorporated into a Licensed Existing Program Product) in the Field, including any Patent claiming (i) any Licensed Existing Program Compound (including Licensed Existing Program Compound contained in a Licensed Existing Program Product) in the Field, (ii) any (A) [***], or (B) Horizon Reserved Sequences that are part of, or encode any part of, any Licensed Existing Program Compound, or (iii) the Manufacture or use of any Licensed Existing Program Compound (including Licensed Existing Program Compound contained in a Licensed Existing Program Product). The Licensed Patents existing as of the Effective Date are listed on Exhibit H. With regard to any Patent first Controlled by Alpine or its Affiliate after the Query Period to the extent that it claims manufacturing, formulation, or delivery technology generally applicable to other products of Alpine or such Affiliates as well as to Licensed Existing Program Compounds or Licensed Existing Program Products, it will be a Licensed Patent only if it is necessary for the Development, Manufacturing, Commercialization, use, sale, offer for sale, importation or other exploitation of any Licensed Existing Program Compound (including as incorporated into a Licensed Existing Program Product) in the Field.
1.80    “Licensed Product” means (a) any Licensed Existing Program Product or (b) Research Program Product.
1.81    “Licensed Technology” means the Licensed Know-How and Licensed Patents.
1.82    “Manufacture” means all activities related to the manufacturing of any Licensed Compound or Licensed Product, or any ingredient thereof, including test method development, analytical testing and stability testing, formulation, process development, manufacturing scale-up, manufacturing any Licensed Compound or Licensed Product in bulk or finished form for Development, manufacturing finished Licensed Product for Commercialization, packaging, in-process and finished product testing, release of Licensed Product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of Licensed Product, and regulatory activities related to any of the foregoing. “Manufacturing” has a correlative meaning.
1.83    “Net Sales” means, with respect to a given period of time after First Commercial Sale of a Licensed Product, gross sales of such Licensed Product by Horizon, its Affiliates and Sublicensees (each a “Selling Party”) in such period, [***] by the Selling Party across its operations:
(a)    [***];
(b)    [***];
(c)    [***];

(d)    [***];
(e)    [***];
(f)    [***];
(g)    [***];
(h)    [***].
Even if there is overlap between any of the [***] described above, [***]. For purposes of determining Net Sales, a Licensed Product shall be deemed to be sold when invoiced and a sale shall not include [***]. [***] shall be excluded from the computation of Net Sales if [***], but [***] shall be included in the computation of Net Sales.
Notwithstanding the foregoing, in the event a Licensed Product is sold in a country in the Territory as a Combination Product, Net Sales of the Combination Product will be calculated as follows:
(i)    If the Licensed Product (containing only a Licensed Compound and no other active pharmaceutical ingredient) and the other active pharmaceutical ingredient(s) each are sold separately in such country, Net Sales will be calculated by [***].
(ii)    If the Licensed Product is sold independently of the other active pharmaceutical ingredient(s) therein in such country, but the other pharmaceutical ingredient(s) is not sold independently in such country, Net Sales will be calculated by [***].
(iii)    If the Licensed Product is not sold independently of the other active pharmaceutical ingredient(s) therein in such country, but the other active pharmaceutical ingredient(s) is sold independently in such country, Net Sales will be calculated by [***].
(iv)    If the Licensed Product is not sold independently in such country and the other active pharmaceutical ingredient(s) is not sold in reasonable quantities independently in such country, the Parties shall determine Net Sales for such Combination Product by [***].
All discounts, allowances, credits, rebates and other deductions, to the extent allocable across multiple products including a Licensed Product, shall be fairly allocated between the Licensed Product and other products of Horizon, its Affiliates or Sublicensees, so that the Licensed Product does not bear a disproportionate portion of such deductions.
1.84    “New Technology” has the meaning set forth in Section 2.7(b).
1.85    “Non-Breaching Party” has the meaning set forth in Section 11.3.
1.86    “Patents” means (a) pending patent applications, issued patents, utility models and designs; (b) reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, or divisions of or to any of the foregoing; and (c) extensions, renewals or restorations of any of the foregoing by existing or future extension, renewal or restoration mechanisms, including supplementary protection certificates or the equivalent thereof.

1.87    [***].
1.88    [***].
1.89    [***].
1.90    [***].
1.91    [***].
1.92    “Person” means any individual, corporation, company, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
1.93    “Phase 1 Clinical Trial” means a Clinical Trial of a Licensed Product conducted in healthy volunteer subjects or patients with the disease or condition under study to evaluate the drug metabolism, pharmacologic actions, the side effects or, if possible, to gain early evidence on the effectiveness of the Licensed Product, as and to the extent defined for the U.S. in 21 C.F.R. § 312.21(a), as amended from time to time, or equivalent law or regulation in regulatory jurisdictions outside the U.S.
1.94    “Phase 2 Clinical Trial” means a Clinical Trial of a Licensed Product conducted in patients with the disease or condition under study to evaluate dose ranges, pharmacodynamics, biomarkers, biological activity or the effectiveness of the Licensed Product, as and to the extent defined for the U.S. in 21 C.F.R. § 312.21(b), as amended from time to time, or equivalent law or regulation in regulatory jurisdictions outside the U.S.
1.95    “Phase 3 Clinical Trial” means a Clinical Trial of a Licensed Product with a defined dose or a set of defined doses of such Licensed Product on sufficient numbers of human patients designed to confirm with statistical significance the safety and efficacy of such Licensed Product and to support a Regulatory Approval, as and to the extent defined for the U.S. in 21 C.F.R. § 312.21(c), as amended from time to time, or equivalent law or regulation in regulatory jurisdictions outside the U.S.
1.96    “PHSA” means the United States Public Health Service Act, as amended from time to time.
1.97    “Pivotal Clinical Trial” shall mean (a) a Phase 3 Clinical Trial, or (b) any other Clinical Trial of a Licensed Product for which the applicable Regulatory Authority has agreed, whether before Initiation of such Clinical Trial (e.g., pursuant to an agreement with or statement from the FDA or the EMA on a ‘Special Protocol Assessment’ or equivalent or other guidance or minutes issued by the FDA or EMA) or after Initiation of such Clinical Trial (e.g., based on an interim data analysis), is sufficient to form the primary basis of an efficacy claim in a Regulatory Approval Application submission, regardless of whether the sponsor of such trial characterizes or refers to such trial as a [***] trial (or otherwise) in the applicable protocol, on clinicaltrials.gov, or in any other context. If a Clinical Trial is determined by the applicable Regulatory Authority, after review of the efficacy and safety data from a [***] Clinical Trial for the Licensed Product, to be sufficient to form the primary basis of an efficacy claim in a Regulatory Approval Application submission (i.e. Clinical Trial constitutes a Pivotal Clinical Trial) without the need for a Phase 3 Clinical Trial(s) prior to submission, then, for purposes of Section 6.4, the Initiation of such Pivotal Clinical Trial shall be deemed to have occurred on the date of such determination by the applicable Regulatory Authority.

1.98    “Product Infringement” has the meaning set forth in Section 7.3(a).
1.99    “Product-Specific Claim” has the meaning set forth in Section 7.2(a)(i).
1.100    “Product-Specific Patent” has the meaning set forth in Section 7.2(a)(i).
1.101    “Program” means, individually and collectively, the Existing Program and the Research Program.
1.102    “Proposed Target” means any Target that is proposed by Horizon to be a Reserved Target.
1.103    “Prosecution and Maintenance” means, with respect to any Patent, the preparation, filing, prosecution and maintenance (including any oppositions, interferences, reissue proceedings, reexaminations, post-grant proceedings, supplemental examinations, post grant review proceedings, inter partes review proceedings, patent interference proceedings, opposition proceedings, derivation proceedings, reissue and reexamination, maintenance and defense) of or with respect to such Patent. For clarity, “Prosecution and Maintenance” shall not include requests for Patent term extensions.
1.104    “Query(ies)” means each written request by Horizon specifying the qualities and characteristics with respect to a particular [***] in regard to which Alpine will interrogate the Alpine Libraries.
1.105    “Query Period” means the period commencing on the Effective Date and ending [***].
1.106    “Regulatory Approval” means all approvals from the relevant Regulatory Authority in a given country or regulatory jurisdiction of the Regulatory Approval Application for a Licensed Product in the Field, including all licenses, registrations, and pricing or reimbursement approvals, that are necessary to initiate the sale and marketing of such Licensed Product, in such country or regulatory jurisdiction.
1.107    “Regulatory Approval Application” means an application to the appropriate Regulatory Authority for approval to sell a Licensed Product in any particular jurisdiction, including a New Drug Application in the U.S.
1.108    “Regulatory Authority” means, in a particular country or jurisdiction, any applicable Governmental Authority that has the authority to regulate the manufacture, marketing, testing, pricing, or sale of drug products in such country or jurisdiction.
1.109    “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Governmental Authority under applicable Law with respect to a Licensed Product in a country or jurisdiction in the Territory to prevent Third Parties from Commercializing such Licensed Product in such country or jurisdiction, other than a Patent right, including orphan drug exclusivity, pediatric exclusivity, rights conferred in the U.S. under the Hatch-Waxman Act or the FDA Modernization Act of 1997, in the EU under Directive 2001/83/EC, or rights similar thereto in other countries or regulatory jurisdictions in the Territory.
1.110    “Regulatory Materials” means regulatory applications, submissions, notifications, communications, correspondence, registrations, Regulatory Approvals or other filings made to, received from or otherwise conducted with a Regulatory Authority in order to

Develop, Manufacture, or Commercialize a Licensed Product in a particular country or jurisdiction.
1.111    “Research Plan” means, with respect to any Research Program Target(s), the plan agreed to by the Parties in writing setting forth certain research activities to be conducted by Alpine, the associated budget and Research Program Deliverables. The initial Research Plan is attached hereto as Exhibit I.
1.112    “Research Program” has the meaning set forth in Section 4.1.
1.113    “Research Program Compound” means (a) any molecule or compound that contains, comprises or incorporates (i) [***] (ii) [***] (b) [***]
1.114    “Research Program Deliverables” means, with respect to any Research Program, the Research Program Libraries, including proteins, molecules and sequences contained therein, data, and types and quantities of molecules, controls, plasmids, and proteins to be provided for such Research Program as agreed in the Research Plan.
1.115    “Research Program IP” has the meaning set forth in Section 7.1(c)(i).
1.116    “Research Program Libraries” means, with respect to any Research Program Target(s), the libraries of proteins and molecules[***].
1.117    “Research Program Patents” has the meaning set forth in Section 7.1(c)(ii).
1.118    “Research Program Product” means any product containing or comprising a Research Program Compound, alone or in combination with one or more other active ingredients, in any and all forms, presentations, delivery systems, dosages and formulations.
1.119    “Research Program Target” means any Reserved Target selected by Horizon for a research program to be conducted in accordance with Article 4, unless and until replaced pursuant to Section 4.2.
1.120    “Research Program Term” has the meaning set forth in Section 4.6.
1.121    “Research Specifications” has the meaning set forth in Section 4.5.
1.122    “Reserved Target” means any of the Targets on the Reserved Target List provided by Horizon to the Gatekeeper, as such list may be amended pursuant to Section 4.2.
1.123    “Royalty Term” has the meaning set forth in Section 6.6(b).
1.124    “Selection Period” has the meaning set forth in Section 4.2(b).
1.125    [***].
1.126    “Sole Program IP” has the meaning set forth in Section 7.1(b)(ii).
1.127    “Sole Program Patent” has the meaning set forth in Section 7.1(b)(ii).
1.128    “SPA” has the meaning set forth in Section 6.2.

1.129    “Specifications” has the meaning set forth in Section 3.1.
1.130    “Subcontractors” has the meaning set forth in Section 2.1(b).
1.131    “Subject Patent” has the meaning set forth in Section 7.4.
1.132    “Sublicensee” means any Third Party to whom Horizon grants a sublicense of the license granted in Section 2.2(a) or a license under any Research Program IP with respect to any Research Program Product.
1.133    “Substitution Notice” has the meaning set forth in Section 2.3(b).
1.134    “Target” means any [***].
1.135    “Term” has the meaning set forth in Section 11.1.
1.136    “Territory” means worldwide.
1.137    “Third Party” means any entity other than Alpine or Horizon or an Affiliate of either of them.
1.138    “U.S.” means the United States of America, including all possessions and territories thereof.
1.139    “Valid Claim” means a claim [***].
1.140    “Variant” [***].
1.141    “VAT” means value added tax, sales taxes, consumption taxes and other similar taxes imposed or required by applicable Law.
ARTICLE 2
LICENSES
2.1    Research License.
(a)    Non-Exclusive License to Use the Alpine Libraries. Subject to the terms and conditions of this Agreement, Alpine hereby grants to Horizon a non-exclusive license to access the Alpine Libraries and use the proteins and molecules within the Alpine Libraries (i) to research, discover and identify [***] for further Development as Licensed Existing Program Compounds [***] or (ii) [***] in connection with the activities in clause (i) and the exercise of the rights granted in Section 2.2 with respect to any Licensed Existing Program Compounds resulting from the activities in clause (i) [***]. For clarity, Horizon may use the proteins and molecules within the Alpine Libraries as permitted by the proceeding sentence and [***]; however, Horizon shall not use the Alpine Libraries or proteins or molecules therein to develop any [***]. Alpine will disclose to Horizon the Alpine Libraries on the Effective Date [***].
(b)    Subcontractors. Horizon shall have the right to utilize its Affiliates and Third Party subcontractors (“Subcontractors”) to perform activities set forth in Section 2.1(a) for or on behalf of Horizon, subject to the terms and conditions set forth in Section 2.4(b).
2.2    Exclusive Development and Commercialization License.

(a)    Exclusive License Grant. Subject to the terms and conditions of this Agreement, Alpine hereby grants to Horizon an exclusive (even as to Alpine and its Affiliates), royalty-bearing license, with the right to sublicense as provided in Section 2.4, under the Licensed Technology, to Develop, Manufacture, Commercialize, make, have made, use, sell, offer for sale, import and otherwise exploit Licensed Existing Program Compounds and Licensed Existing Program Products in the Field in the Territory. For clarity, no license whatsoever (whether to Information or intellectual property) is granted by Alpine with respect to any active pharmaceutical ingredient(s) or other subject matter that is Controlled by Alpine or its Affiliates incorporated in any Licensed Existing Program Product other than the Licensed Existing Program Compound(s) contained in or comprising such Licensed Existing Program Product.
(b)    Subcontractors. Horizon shall have the right to utilize its Affiliates and Subcontractors to perform activities set forth in Section 2.2(a) for or on behalf of Horizon, subject to the terms and conditions set forth in Section 2.4(b).
2.3    Use and Restrictions on [***] in Alpine Libraries.
(a)    Alpine Right to Use. Subject to this Section 2.3 and the limitations in Section 2.8, and excluding any Horizon Reserved Sequences, Alpine shall retain the right to use all other [***] in the Alpine Libraries to generate compounds (excluding any [***]) for Alpine’s other programs. Alpine may update the list of Alpine Reserved Sequences on Exhibit A upon written notice to Horizon to add any such [***] in the Alpine Libraries (subject to the limitations in Section 2.8, and [***].
(b)    Horizon Reserved Sequences. The [***] that are part of, or encode any part of, the Lead Compound and any [***] that are part of, or encode any part of, the Back-Up Compounds are referred to as “Horizon Reserved Sequences”. [***] Alpine shall deliver the Horizon Reserved Sequences to Horizon together with the Lead Compound and the Back-Up Compounds in accordance with Section 3.1. With regard to any [***] identified from the Alpine Libraries during the Query Period that Horizon selects to substitute for a Horizon Reserved Sequence in accordance with this Section 2.3(b), [***].
2.4    Sublicensing and Subcontracting Rights.
(a)    Sublicenses. Horizon shall have the right to grant sublicenses of the license granted in Section 2.2(a) to its Affiliates or Sublicensees, subject to the following:
(i)    Horizon shall remain responsible for the performance of its obligations hereunder and any and all failures by its Affiliates and Sublicensees to comply with the applicable terms of this Agreement;
(ii)    such sublicense shall be granted pursuant, and subject to, a written agreement that is consistent with the terms and conditions of this Agreement and Horizon shall contractually require that its Sublicensees comply with the applicable terms and conditions of this Agreement;
(iii)    Horizon shall provide to Alpine a fully executed copy of each agreement pursuant to which such sublicense is granted promptly after execution, which may be redacted with respect to matters unnecessary to show compliance herewith; and
(iv)    [***]

(b)    Subcontractors. Horizon (and its Affiliates and Sublicensees) shall have the right to retain and authorize Subcontractors to perform any activity in connection with Horizon’s (or its Affiliate’s or Sublicensee’s) exercise of any of its rights or performance of any of its obligations hereunder, where such activity is to be performed at the direction and control and for the sole benefit of Horizon, its Affiliates or Sublicensees. Such retention of such Subcontractor shall not be a sublicense within the meaning of this Section 2.4 but shall be considered an activity of Horizon under the license granted in Section 2.2(a). Horizon shall remain liable to Alpine for any act or omission of its Subcontractors and any and all failures by such Subcontractors to comply with the terms of this Agreement.
2.5    Disclosure of Licensed Know-How. Alpine will promptly transfer to Horizon all Licensed Know-How (a) promptly following the Effective Date to the extent then existing, (b) generated during the activities conducted pursuant to the Deliverables Plan, as applicable, [***] following completion of such activities, and (c) [***].
2.6    Retained Rights; No Implied Licenses. Except as expressly granted under Sections 2.1 and 2.2 and subject to Sections 2.3 and 2.8, Alpine retains all rights under the Licensed Technology, including the right to fulfill Alpine’s obligations under this Agreement. Except as explicitly set forth in this Agreement, neither Party shall be deemed by estoppel or implication to have granted the other Party any license or other right to any intellectual property of such Party.
2.7    Third Party Agreements.
(a)    During the Term, if Alpine or its Affiliate is planning to enter into an agreement with a Third Party under which Alpine or its Affiliate obtains a license or rights to Information or Patents that are necessary for the Development Manufacture or Commercialization of one or more Licensed Compounds (including as incorporated into Licensed Products), then Alpine shall provide Horizon with written notice thereof. [***].
(b)    During the Term, subject to Section 2.7(a), if Alpine or any of its Affiliates enters into an agreement with a Third Party under which Alpine or its Affiliate obtains a license or rights, with the right to sublicense, to Information or Patents that would fall within the definition of Licensed Know-How or Licensed Patents (“New Technology”) (each such agreement, an “Alpine Third Party Agreement”), then Alpine shall inform Horizon and shall provide Horizon with a copy of the Alpine Third Party Agreement, which may be redacted if necessary to exclude only confidential terms that would not be relevant to any rights or obligations of Horizon. [***].
2.8    Exclusivity and Non-Compete.
(a)    During the Term, except for the activities conducted and rights granted to Horizon by Alpine with respect to Licensed Compounds and Licensed Products as expressly provided in this Agreement, Alpine and its Affiliates shall not conduct or participate in, or license, sublicense or enable any Third Party to conduct or participate in, the development, manufacture or commercialization of, or research for the intended purpose of identifying or discovering, [***].
(b)    Notwithstanding the provisions of Section 2.8(a), in the event that after the Effective Date, a Change of Control of Alpine occurs and the Acquiror in such Change of Control (or any of its Affiliates existing prior to such Change of Control that are not combined with Alpine or any of its Affiliates in or after such Change of Control) is as of the effective date of such Change of Control or thereafter developing or commercializing a Competing Product, [***].
(c)    Covenants.  Horizon agrees on behalf of itself and its Affiliates not to (i) Develop, Manufacture, Commercialize or otherwise exploit any Licensed Existing Program Product for any oncology application or (ii) enable, (sub)license or authorize any Third Party to take any action prohibited by clause (i) (it being understood that nothing can prevent off-label use). Alpine agrees on behalf of itself and its Affiliates not to (A) Develop, Manufacture, Commercialize or otherwise exploit any Licensed Product for any application or (B) enable, (sub)license or authorize any Third Party to take any action prohibited by clause (A).
ARTICLE 3
EXISTING PROGRAM
3.1    Alpine Deliverables and Responsibilities. The Parties have agreed to the initial Deliverables Plan attached as Exhibit C as of the Effective Date, and during the Query Period, the Parties may mutually agree in writing to enter into one or more additional Deliverables Plans. Alpine shall conduct the activities, with the objective of delivering the Deliverables, as contemplated by and in accordance with the Deliverables Plan. The Deliverables Plan shall provide the specific Queries Alpine is to use in identifying [***] from the Alpine Libraries and the specifications and quality details as to each Deliverable (“Specifications”). Alpine shall provide Horizon the Deliverables within [***] of completion of the applicable Deliverables Plan. Alpine shall provide Deliverables that meet the Specifications.
3.2    Records; Updates. Alpine shall maintain complete, current and accurate records of all activities conducted pursuant to the Deliverables Plan, and all data and other information resulting from such Deliverables Plan activities. Such records shall properly reflect all work performed and results achieved in the performance of such Deliverables Plan activities in good scientific manner appropriate for regulatory purposes.
3.3    Costs and Payment for Deliverables. Horizon shall pay Alpine for [***]. Payment for [***] will be subject to Horizon’s prior written consent. Alpine shall submit [***] to be paid by Horizon in accordance with the Deliverables Budget, and payment is due within [***] of Horizon’s receipt of the applicable invoice.
3.4    Subcontractors. Alpine shall have the right to engage Subcontractors to perform any portion of its obligations under the Deliverables Plan; provided that (a) Alpine shall promptly provide Horizon notice thereof, and (b) each Subcontractor shall be required to agree in writing to be bound by terms with respect to (i) maintenance of the confidentiality of Confidential Information that are no less stringent than those contained in this Agreement and (ii) ownership of intellectual property that are consistent with those contained in this Agreement. Alpine shall remain liable to Horizon for any act or omission of its Subcontractors and any and all failures by such Subcontractors to comply with the terms of this Agreement.
ARTICLE 4
RESEARCH PROGRAMS
4.1    Overview. During the Research Program Term, the Parties shall conduct a research collaboration pursuant to which Horizon will select one or more Research Program Targets pursuant to Section 4.2 for a particular research program and Alpine will conduct research using its proprietary technologies to discover proteins and molecules, including Variants, and genetic sequences for such proteins, molecules and Variants, designed to have specified attributes and biological functions in accordance with the Research Plan with respect to such Research Program Target(s) (the program for research with respect to such Research Program Target(s), a “Research Program”). For clarity, a given Research Program may be for the purpose of discovering Research Program Compounds with respect to one Research Program Target or with respect to multiple Research Program Targets.
4.2    Selection of Research Program Targets for a Research Program.
(a)    Schedule for Initial Selection. Horizon will use reasonable efforts to select one or more Reserved Targets (after discussion with Alpine through the JRC) as initial Research Program Targets for a Research Program pursuant to the following schedule, as may be modified by written agreement of the Parties; provided that nothing in this Section 4.2(a) is intended to limit Horizon’s ability to replace Research Program Targets in accordance with Section 4.2(c):

Research Program	Timing for Initial Selection
First Research Program	[***]
Second Research Program	[***]
Third Research Program	[***]

(b)    Selection of Research Program Targets for a Research Program. At any time [***] (“Selection Period”), subject to the schedule for initial selection in Section 4.2(a), Horizon may, upon written notice to Alpine and the Gatekeeper, (i) select any one or more Reserved Targets as Research Program Targets for a Research Program upon written notice to Alpine and the Gatekeeper or (ii) [***].
(c)    Changes to Reserved Targets. During the Selection Period, Horizon may submit any Proposed Target(s) as proposed additional or replacement Reserved Target(s) by providing written notice to the Gatekeeper; [***]. Within [***] from receipt of such notice, the Gatekeeper, by reviewing the Excluded Target List, shall inform Horizon whether there is a Conflict with respect to the Target(s) based on the Excluded Target List. If there is no Conflict, the Proposed Target(s) will automatically become Reserved Target(s) and if such Target(s) replace any other Reserved Target(s), such replaced Target(s) shall cease to be Reserved Target(s). After the Selection Period, Horizon shall no longer have any right to select any Reserved Target(s) as Research Program Target(s). At the end of the Selection Period, only Targets that are then Research Program Targets shall continue to be Reserved Targets. Horizon may, at any time after the Effective Date, provide written notice to the Gatekeeper that a Target is no longer a Reserved Target.
(d)    Excluded Target List. Following the Effective Date, Alpine shall be permitted to add new Targets to the Excluded Target List by providing written notice to the Gatekeeper, in accordance with this Section 4.2(d), and provided that [***].
4.3    Research Plan. The Parties will review and update the Research Plan for a Research Program as appropriate promptly following selection of the Research Program Target(s). The JRC shall review the Research Plan no less than [***] or on such other interval mutually agreed to by the Parties.
4.4    Conduct of Research Program. The Parties shall in good faith conduct the work to be performed by each of them as set out in the applicable Research Plan during the Research

Program Term, using their respective Commercially Reasonable Efforts to accomplish the objectives of the Research Plan in accordance with the terms of this Agreement. [***] After delivery of the Research Program Deliverables by Alpine to Horizon, Horizon will be solely responsible for further development; [***].
4.5    Research Program Deliverables. Alpine shall conduct the activities and deliver the Research Program Deliverables contemplated by and in accordance with the Research Plan. The Research Plan shall provide specifications and quality details (“Research Specifications”) as to each Research Program Deliverable. Alpine shall provide Horizon the Research Program Deliverables as specified in the Research Plan meeting the Research Specifications; provided that, if Alpine [***].
4.6    Research Program Term. The term of the Research Programs shall commence on the Effective Date and continue until (a) the end of the Selection Period if [***], (b) the end of the Selection Period if [***], or (c) [***] after the end of the Selection Period, [***] (“Research Program Term”). The Research Program Term may be extended by mutual written agreement of the Parties, and the corresponding Research Plan and, as applicable, the associated budget therewith shall be amended to reflect the extension.
4.7    Subcontractors. Alpine shall have the right to engage Subcontractors to perform any portion of its obligations under any Research Plan; provided that (a) Alpine shall promptly provide Horizon notice thereof, and (b) each Subcontractor shall be required to agree in writing to be bound by terms with respect to (i) maintenance of the confidentiality of Confidential Information that are no less stringent than those contained in this Agreement and (ii) ownership of intellectual property that are consistent with those contained in this Agreement. Alpine shall remain liable to Horizon for any act or omission of its Subcontractors and any and all failures by such Subcontractors to comply with the terms of this Agreement.
4.8    Records and Reports.
(a)    Records. Each Party shall maintain complete, current and accurate records of all activities conducted pursuant to any Research Plan, and all Information resulting from such Research Plan activities. Such records shall properly reflect all work performed and results achieved in the performance of such Research Plan activities in good scientific manner appropriate for regulatory and patent purposes, including the work done and results achieved by any Affiliate or Third Party on behalf of such Party. During each JRC meeting, each Party shall provide the JRC with an update on the progress of Research Plan activities and any Information generated from such Research Plan activities since the prior JRC meeting.
(b)    Copies and Inspection of Records. Horizon shall have the right, during normal business hours and upon reasonable advance written notice not more than [***] (unless such audit shows cause for any additional audit(s) during such period), to (i) [***] in a manner intended to minimize any disruption of and interference with Alpine’s or its Subcontractor’s operations and subject to such Horizon personnel agreeing to be bound by the rules applicable to such facility.
(c)    Quarterly Reports. At least [***] before each JRC meeting (but not more often than [***], Alpine shall provide to Horizon a written progress report in English which shall describe the work performed since the last such update on the Research Programs by or on behalf of Alpine, evaluate such work performed in relation to the goals of the Research Programs and provide such other information as may be necessary for the conduct of the Research Programs or reasonably requested by Horizon relating to the progress of the goals or performance of the

Research Programs. For clarity, all such reports shall be considered the Confidential Information of both Parties.
4.9    Research Costs. Horizon shall pay Alpine for the costs and expenses for conducting the activities under any Research Plan [***]. Payment for additional costs and expenses will be subject to Horizon’s prior written consent. Alpine shall submit an invoice for such costs and expenses [***], and payment is due within [***] of Horizon’s receipt of the applicable invoice.
4.10    Joint Research Committee. Within [***] after the Effective Date, the Parties shall establish a joint research committee (the “Joint Research Committee” or “JRC”). The JRC shall consist of [***] members from each Party (or such other number as agreed to by the Parties), and each Party may replace any of its members of the JRC from time to time by providing prior written notice (which may be by email) to the other Party. The JRC will have [***]. The chairpersons shall be responsible for calling and convening meetings but shall have no special authority over the other members of the JRC and shall have no additional voting rights.
(a)    Specific Responsibilities of the JRC. The JRC shall serve as a forum for overseeing and governing the Research Programs in accordance with the procedures set forth in this Section 4.10 and any other procedures as agreed upon by the JRC members. Except as otherwise provided herein, the role of the JRC shall be to:
(i)    exchange information and facilitate discussions and cooperation between the Parties with respect to activities conducted under the Research Programs;
(ii)    monitor, review and record the progress of the Research Programs;
(iii)    review and approve any Research Plans or updates or amendments to the Research Plans, including criteria for Research Program Deliverables;
(iv)    facilitate the activities of the Gatekeeper; and
(v)    carry out any other functions delegated to it by the Parties.
(b)    Meetings; Minutes. The JRC shall meet regularly, and at least [***], during the Research Program Term, or as otherwise agreed upon by the Parties. JRC meetings may be held in person or by audio or video conference as the Parties may mutually agree. In-person meetings shall be held at locations alternately selected by the Parties. The JRC chairpersons shall be responsible for calling meetings on no less than [***] notice. The Parties shall alternate for each JRC meeting to have their chairperson (or designate): (i) prepare and circulate an agenda (requested by any member of either Party) reasonably in advance of the upcoming meeting; and (ii) prepare and issue minutes of the JRC meeting as promptly as practicable thereafter. Such minutes shall not be finalized until the chairperson of the non-preparing Party reviews and approves such minutes in writing. Employees or consultants of either Party who are not representatives of the Parties on the JRC may attend meetings of the JRC; provided that (A) such attendees shall be bound by obligations of confidentiality and non-disclosure that are at least as stringent as the provisions of Article 10, and (B) attendance of any non-employee must be pre-approved by the other Party, such approval not to be unreasonably withheld, conditioned or delayed. Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate in, the JRC.

(c)    Decision-Making. The JRC will use good faith efforts to make all decisions within its authority by consensus. Actions to be taken by the JRC shall be taken only following [***], with Alpine’s representatives collectively having [***] and Horizon’s representatives collectively having [***]. If the JRC fails to reach agreement on a matter before it concerning Section 4.10(a), either Party may submit such matter for resolution to the Parties’ executive officers in accordance with the provisions of Section 12.1(c). If the executive officers are unable to resolve a matter within the authority of the JRC within [***] (or such other period as may be agreed by the Parties in writing) after such referral, [***].
(d)    Limitations on Authority. The JRC shall only have the powers expressly assigned to it in this Agreement and shall not have the authority to: (i) modify or amend the terms and conditions of this Agreement; (ii) waive either Party’s compliance with the terms and conditions of this Agreement; or (iii) determine any such issue in a manner that would conflict with the express terms and conditions of this Agreement. Each Party shall retain the rights, powers, and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JRC unless the Parties expressly so agree in writing.
(e)    Discontinuation of the JRC. Upon completion of the Research Program Term, unless agreed in writing by the Parties, the JRC will be dissolved.
ARTICLE 5
DEVELOPMENT, MANUFACTURE, REGULATORY AND COMMERCIALIZATION
5.1    Horizon Rights and Responsibilities. Without limiting Section 5.3, Horizon (itself and with its Affiliates and Sublicensees) shall have the sole right and responsibility, in its sole discretion and at its expense, for all aspects of the Development, Manufacturing, and Commercialization of the Licensed Compounds and Licensed Products in the Territory, including all decisions regarding the clinical development plan and regulatory strategy, design, sale, price and promotion, of Licensed Compounds and Licensed Products. Without limiting the foregoing or Section 5.3, Horizon (itself and with its Affiliates and Sublicensees) shall have the sole right and responsibility, in its sole discretion and at its expense, for preparing, filing and maintaining all Regulatory Materials for Licensed Compounds and Licensed Products with applicable Regulatory Authorities in the Territory, and Horizon shall own all Regulatory Materials (including all INDs, NDAs, Regulatory Approval Applications and Regulatory Approvals) for Licensed Compounds and Licensed Products in the Territory and otherwise shall be responsible for all regulatory matters with respect to Licensed Compounds and Licensed Products in the Territory. Horizon shall be responsible for creating and maintaining a global safety database for Licensed Compounds and Licensed Products in the Territory, at Horizon’s expense and for reporting quality complaints, adverse events and safety data related to Licensed Compounds and Licensed Products to applicable Regulatory Authorities in the Territory, as well as responding to safety issues and to all requests of Regulatory Authorities relating to Licensed Compounds and Licensed Products in the Territory.
5.2    Alpine Support. Prior to the [***] of the Effective Date, Horizon may request that Alpine (a) [***]. Any such reasonable assistance and cooperation and attendance at regulatory meetings provided by Alpine pursuant to this Section 5.2 shall be [***].
5.3    Diligence. Horizon shall use Commercially Reasonable Efforts to Develop, seek Regulatory Approval for and, if Regulatory Approval is obtained, [***].

5.4    Communication. With respect to Licensed Existing Program Products, [***], Horizon shall provide Alpine a summary [***] of material developments with respect to Licensed Existing Program Products, [***]. With respect to Research Program Products on a Research Program-by-Research Program basis, [***] and [***], Horizon shall provide Alpine a summary [***] of the clinical and regulatory status of such Research Program Product, [***]. All reports and other Information provided by Horizon under this Section 5.4 will be Horizon’s Confidential Information, subject to the terms of Article 10.
ARTICLE 6
FINANCIAL TERMS
6.1    Upfront Payment. Within [***] after the Effective Date, Horizon shall pay to Alpine a one-time, non-refundable and non-creditable upfront license payment of twenty-five million Dollars ($25,000,000).
6.2    Equity Consideration. Concurrent with the execution and delivery of this Agreement, the Parties shall enter into a stock purchase agreement (the “SPA”), pursuant to which Horizon shall agree to purchase fifteen million Dollars ($15,000,000) in equity of Alpine at a twenty-five percent (25%) premium over the thirty (30) day volume weighted average price ending five (5) trading days before the announcement of this Agreement all on the terms and conditions set forth in the SPA.
6.3    Pre-clinical Milestone Payment.
(a)    Existing Program. Within [***] of the [***] for the first Licensed Existing Program Compound, Horizon shall pay to Alpine a [***] of [***]. For clarity, this milestone payment shall only be payable once.
(b)    Research Program. Within [***] of: (i) the [***] for the first Research Program Compound for a given Research Program and (ii) the delivery of Research Program Deliverables for such Research Program Compound, Horizon shall pay to Alpine a one-time, non-refundable and non-creditable payment of [***]. For clarity, this milestone payment shall only be payable once per Research Program for up to three (3) separate Research Programs, and the total amount of milestone payments made by Horizon to Alpine under this Section 6.3(b) if this milestone event is achieved for three (3) Research Programs shall in no event exceed [***].
6.4    Development and Regulatory Milestone Payments.
(a)    Existing Program. Within [***] after the first achievement by a Licensed Existing Program Product of any development and regulatory milestone event set forth below, Horizon shall pay to Alpine the corresponding one-time, non-refundable, non-creditable development and regulatory milestone payment specified below. For clarity, each milestone payment below shall only be payable once, and the total amount of milestone payments made by Horizon to Alpine under this Section 6.4(a) shall in no event exceed [***].

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b)    Research Program. Within [***] after the first achievement by a Research Program Product for a given Research Program of any development and regulatory milestone event set forth below, Horizon shall pay to Alpine the corresponding one-time, non-refundable, non-creditable development and regulatory milestone payment specified below. For clarity, each milestone payment below shall only be payable once per Research Program for up to three (3) separate Research Programs, and the total amount of milestone payments made by Horizon to Alpine under this Section 6.4(b) for a Research Program, if all milestone events are achieved for such Research Program, shall in no event exceed [***], and, if all milestone events are achieved for three (3) Research Programs, shall in no event exceed [***]. Milestone events and payments will be determined separately for each Research Program.

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

6.5    Sales Milestones.
(a)    Existing Program. Within [***] after the Calendar Quarter in which any sales milestone event set forth below is achieved by any Licensed Existing Program Product(s), Horizon shall make the corresponding one-time, non-refundable (except as set forth in Section 6.10), non-creditable sales milestone payment to Alpine specified below. For clarity, each milestone payment below shall only be payable once, and the total amount of milestone payments made by Horizon to Alpine under this Section 6.5 shall in no event exceed [***].

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b)    Research Program. Within [***] after the Calendar Quarter in which any sales milestone event set forth below is achieved by any Research Program Product(s) for a given

Research Program, Horizon shall make the corresponding one-time, non-refundable (except as set forth in Section 6.10), non-creditable sales milestone payment to Alpine specified below. For clarity, each milestone payment below shall only be payable once per Research Program for up to three (3) separate Research Programs, and the total amount of milestone payments made by Horizon to Alpine under this Section 6.5(b) for a Research Program, if all milestone events are achieved for a Research Program, shall in no event exceed [***] per Research Program, and, if all milestone events are achieved for three (3) Research Programs, shall in no event exceed [***]. Milestone events and payments will be determined separately for each Research Program.

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

6.6    Royalties
(a)    Royalty Rates.
(i)    Licensed Existing Program Products. Subject to this Section 6.6, in each Calendar Quarter during the Royalty Term applicable to Licensed Existing Program Products, Horizon shall pay to Alpine non-creditable, non-refundable (except as set forth in Section 6.10) [***] on annual Net Sales of Licensed Existing Program Products in the Territory, as calculated by multiplying the applicable royalty rate by the corresponding amount of incremental Net Sales of such Licensed Existing Program Products in the Territory in each Calendar Year, as follows:

Annual Net Sales of Licensed Existing Program Products	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(ii)    Research Program Products. Subject to this Section 6.6, in each Calendar Quarter during the Royalty Term applicable to the Research Program Products for a given Research Program, Horizon shall pay to Alpine non-creditable, non-refundable (except as set forth in Section 6.10) royalties on annual Net Sales of such Research Program Products in the Territory, as calculated by multiplying the applicable royalty rate by the corresponding amount of incremental Net Sales of such Research Program Products in the Territory in each Calendar Year, as follows, with Net Sales and royalties determined separately for each Research Program:

Annual Net Sales of Research Program Products	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b)    Royalty Term. Royalties shall be paid under this Section 6.6(b), (i) on a Licensed Existing Program Product-by-Licensed Existing Program Product and country-by-country basis, commencing on the First Commercial Sale of a Licensed Existing Program Product in a country and ending on the later of (A) [***], (B) [***] and (C) the [***] anniversary of the First Commercial Sale of such Licensed Existing Program Product in such country, or (ii) on a [***], commencing on the First Commercial Sale of a Research Program Product in a country and ending on the later of (A) [***], (B) [***], and (C) the [***] anniversary of the First Commercial Sale of such Research Program Product in such country (as applicable to the particular Licensed Existing Program Product or Research Program Product, the “Royalty Term”).
(c)    No Valid Claim.
(i)    If, during the Royalty Term for a Licensed Existing Program Product in a country, the composition of matter or method of use of such Licensed Existing Program Product (or Licensed Existing Program Compound contained therein) in such country is not covered by a Valid Claim of a Licensed Patent, then the applicable royalty rates set forth in Section 6.6(a) with respect to Net Sales of such Licensed Existing Program Product and such country shall be reduced by [***] during the period of the Royalty Term in which no Valid Claim of a Licensed Patent exists.
(ii)    If, during the Royalty Term for a Research Program Product in a country, the composition of matter or method of use of such Research Program Product (or Research Program Compound contained therein) in such country is not covered by a Valid Claim of a Research Program Patent, then the applicable royalty rates set forth in Section 6.6(a) with respect to Net Sales of such Research Program Product and such country shall be reduced by [***] during the period of the Royalty Term in which no Valid Claim of a Research Program Patent exists.
(d)    Biosimilar Competition. If, during the Royalty Term for a Licensed Product in a country, one or more Biosimilars is sold in such country, the applicable royalty rates set forth in Section 6.6(a) for such Licensed Product in such country shall be reduced in such country by [***] commencing at such time that the market penetration of the Biosimilars in such country is equal to or greater than [***], as determined by dividing (i) [***] by (ii) [***].
(e)    Third Party Licenses. On a Licensed Product-by-Licensed Product and country-by-country basis, Horizon shall have the right to deduct from the royalty payment that would otherwise have been due under Section 6.6(a) with respect to Net Sales of such Licensed Product in such country an amount equal to [***] of any [***] paid by Horizon or its Affiliate or Sublicensee to any Third Party (including any [***] under an Alpine Third party Agreement reimbursed by Horizon to Alpine) in consideration for a license or other rights under any Information or Patents owned or controlled by a Third Party that is [***] to Develop,

Manufacture, or Commercialize such Licensed Product in such country (including under an Alpine Third Party Agreement pursuant to Section 2.7(b)).
(f)    Royalty Floor. In no event shall the application of Section 6.6(c), Section 6.6(d) and Section 6.6(e) reduce the royalty payable on Net Sales of a Licensed Product in a country in a Calendar Quarter during the Royalty Term to less than [***] of the royalty that would be payable on Net Sales of such Licensed Product in such country determined in accordance with Section 6.6(a) (as reduced by Section 6.6(c), as applicable) without application of any such reductions; provided however that any amounts paid to Third Parties as described in Section 6.6(e) that could not be applied due to application of the royalty floor set forth in this Section 6.6(f) may be carried forward and applied against payments of royalties under Section 6.6(a) owing in respect of such Licensed Product and such country on a Calendar Quarter basis, subject however to the application of the royalty floor in each subsequent Calendar Quarter.
(g)    Royalty Reports and Payments. Within [***] following the end of each Calendar Quarter, commencing with the Calendar Quarter in which the First Commercial Sale of any Licensed Product is made anywhere in the Territory, Horizon shall provide Alpine with a report containing the following information for the applicable Calendar Quarter: (i) [***], (ii) [***] (iii) [***] (iv) [***]. Concurrent with the delivery of the applicable quarterly report, Horizon shall pay in Dollars all amounts due to Alpine pursuant to Section 6.6 in such Calendar Quarter.
6.7    Payments Under Third Party License Agreements. As between the Parties, Alpine shall be solely responsible for any royalties and other payments to Third Parties under any license or other agreement existing as of the Effective Date or entered into during the Term (subject to Section 2.7(b) with regard to any Alpine Third Party Agreement) by Alpine or its Affiliate pursuant to which Alpine gains Control of any Licensed Technology.
6.8    Currency of Payments. Unless otherwise set forth in this Agreement or agreed to by the Parties, all payments under this Agreement shall be made in Dollars by wire transfer of immediately available funds into an account designated by Alpine. Net Sales outside of the U.S. shall be first determined in the currency in which they are earned and shall then be converted into an amount in Dollars using Horizon’s customary and usual conversion procedures used in preparing its financial statements pursuant to GAAP for the applicable reporting period.
6.9    Late Payments. If Alpine does not receive payment of any undisputed sum due to it on or before the due date, Alpine shall provide notice to Horizon of such late payment. If Horizon does not make any payment within [***] following receipt of such notice, then any portions thereof due hereunder which are not paid on the date such payments are due under this Agreement will bear interest at the lesser of (a) [***] or (b) [***], in each case calculated on the number of days such payment is delinquent, [***].
6.10    Records; Audits. Horizon and its Affiliates will, and Horizon will cause each of its Sublicensees, if any, to, maintain complete and accurate records in sufficient detail to confirm the accuracy of the calculation of royalty payments and the achievement of milestone events, for a period of [***] after the Calendar Year in which such sales or events occurred. Upon reasonable prior notice, such records of Horizon and its Affiliates shall be made available during regular business hours for a period of [***] from the end of the Calendar Year to which they pertain for examination, and not more often than once each Calendar Year (unless there is a just cause for an additional examination based upon results of the earlier audit during such Calendar Year), by an independent certified public accountant selected by Alpine and reasonably acceptable to Horizon, for the sole purpose of and only to the extent necessary for verifying the accuracy of the financial reports furnished by Horizon pursuant to this Article 6. Such independent accountant shall disclose to Alpine only the amounts that such independent accountant believes to be due and payable hereunder to Alpine, details concerning any discrepancy from the amount paid and the amount due, and shall disclose no other information revealed in such audit. The records for any particular Calendar Year shall only be subject to [***] audit hereunder. Any and all records examined by such independent accountant shall be deemed Horizon’s Confidential Information which may not be disclosed by such independent accountant to any Third Party, and Horizon may require such independent accountant to enter into an appropriate written agreement obligating it to be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less protective than those set forth in Article 10. If, as a result of any inspection of the books and records of Horizon, it is shown that payments under this Agreement were less than the amount which should have been paid, then Horizon shall make all payments required to be made from the original due date to eliminate any discrepancy revealed by such inspection within [***] of such finding. If, as a result of any inspection of the books and records of Horizon, it is shown that payments under this Agreement were more than the amount which should have been paid, then Alpine shall, at Horizon’s election, either make all payments required to be made to eliminate any discrepancy revealed by such inspection within [***] of such finding or credit such amounts to Horizon against future payments. Alpine shall pay for such audits, except that in the event that the audited amounts were underpaid by Horizon by more than [***] of the undisputed amounts that should have been paid during the period in question as per the audit, Horizon shall pay the costs of the audit.
6.11    Taxes.
(a)    Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the efforts of the Parties under this Agreement.
(b)    VAT on Payments. All payments due under this Agreement are exclusive of VAT. If any VAT is chargeable in respect of amounts payable pursuant to this Agreement, VAT shall be charged at the applicable rate required by applicable Law and the party making such payment shall pay the VAT amount on receipt of a VAT invoice in the appropriate form.
(c)    Withholding Tax; Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by Horizon to Alpine under this Agreement. To the extent Horizon is required under the Code, or any other tax Laws to deduct and withhold taxes on any payment to Alpine, Horizon shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to Alpine an official tax certificate or other reasonable evidence of such withholding. If any taxes are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to Alpine. Upon Horizon’s reasonable request, Alpine shall provide Horizon any tax forms (including a United States tax “residency certificate”, Internal Revenue Service Form W-8BEN or W-8ECI or other applicable Internal Revenue Service Form) that may be reasonably necessary in order for Horizon to determine whether to withhold tax on any such payments or to withhold tax on such payments at a reduced rate under the Code or any other tax Laws, including any applicable bilateral income tax treaty. Horizon shall give reasonable support so that any withholding tax or value added tax may be minimized or avoided to the extent permitted under the applicable Laws and treaties. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by applicable Laws, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax. Horizon shall require its Sublicensees in the Territory to cooperate with Alpine in a manner consistent with this Section 6.11(c). Notwithstanding the foregoing, (i) if Horizon assigns or transfers this Agreement or its rights and obligations thereunder or changes its jurisdiction of tax residency, and such transfer, assignment or change increases the amount of taxes required to be deducted or withheld from or paid with respect to the payments to Alpine contemplated by this Agreement, Horizon and its assignee or transferee shall pay Alpine an additional amount such that Alpine shall receive, on an after-tax basis, the same amount it would have received had no such transfer or assignment been made; or (ii) if Alpine assigns or transfers this Agreement or its rights and obligations thereunder or changes its jurisdiction of tax residency, and such transfer, assignment or change increases the amount of taxes required to be deducted or withheld from or paid with respect to the payments to Alpine contemplated by this Agreement, then any amount payable to Alpine or its assignee or transferee under this Agreement shall be limited to the amount that would have been payable to Alpine had no such assignment, transfer or change occurred. On or prior to the Effective Date, Alpine shall deliver to Horizon a valid exemption certificate issued by the German Federal Tax Office.
ARTICLE 7
INTELLECTUAL PROPERTY
7.1    Ownership.
(a)    Background Rights. Each Party shall retain all right, title and interest in and to any Information or Patents Controlled by such Party or its Affiliate as of the Effective Date, or which becomes Controlled by such Party or its Affiliate after the Effective Date and independently of this Agreement, subject to any licenses granted herein with respect to any such intellectual property that is Licensed Technology.
(b)    Existing Program IP.
(i)    Inventorship. The determination of inventorship of inventions, Information or Patents conceived, reduced to practice, discovered, developed or otherwise made solely or jointly by or on behalf of such Party or its Affiliates during the course of, arising out of or as a result of activities performed pursuant to the Existing Program or with respect to Licensed Existing Program Compounds or Licensed Existing Program Products as contemplated by this Agreement, whether or not patented or patentable (“Existing Program IP”), and whether Existing Program IP is conceived, reduced to practice, discovered, developed or otherwise made solely by a Party or jointly with the other Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with the United States patent law and other applicable Law in the United States irrespective of where such conception, reduction to practice, discovery, development or making occurs.
(ii)    Sole Program IP. As between the Parties, each Party shall solely own and retain all right, title, and interest in and to any and all Existing Program IP that is conceived, reduced to practice, discovered, developed or otherwise made solely by or on behalf of such Party or its Affiliate (“Sole Program IP”), including all Patents claiming such Sole Program IP (“Sole Program Patents”). [***] Alpine’s rights in any Sole Program IP and Joint Program IP (as defined below) would be included in the Licensed Technology and subject to the licenses granted to Horizon under this Agreement.

(iii)    Joint Program IP. As between the Parties, all right, title, and interest in and to any and all Existing Program IP that is conceived, reduced to practice, discovered, developed or otherwise made jointly by or on behalf of Horizon or its Affiliates on the one hand, and Alpine or its Affiliates on the other hand (“Joint Program IP”), including all Patents claiming such Joint Program IP (“Joint Program Patents”), shall be owned jointly by the Parties, with each Party owning an equal, undivided interest in and to such Joint Program IP. Subject to the license grants set forth in Sections 2.1 and 2.2 and to Alpine’s obligations under Section 2.8, each Party shall have the right to exploit the Joint Program IP without a duty of seeking consent from or accounting to the other Party.
(iv)    Assignment. Each Party shall cause any Person that performs activities for such Party under this Agreement to be under an obligation to assign (or, if such Party is unable to cause such Person to agree to such assignment obligation despite such Party’s using commercially reasonable efforts to negotiate such assignment obligation, provide a license under) their rights in any Existing Program IP to such Party, except where applicable Law requires otherwise and except in the case of governmental, not-for-profit and public institutions which have standard policies against such an assignment (in which case a suitable license, or right to obtain such a license, shall be obtained).
(c)    Research Program IP.
(i)    Inventorship. The determination of inventorship of inventions, Information or Patents conceived, reduced to practice, discovered, developed or otherwise made solely or jointly by or on behalf of the Parties or its Affiliates during the course of, arising out of or as a result of activities performed pursuant to the Research Program or with respect to Research Program Compounds or Research Program Products as contemplated by this Agreement, whether or not patented or patentable (“Research Program IP”), and whether Research Program IP is conceived, reduced to practice, discovered, developed or otherwise made solely by a Party or jointly with the other Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with the United States patent law and other applicable Law in the United States irrespective of where such conception, reduction to practice, discovery, development or making occurs. [***].
(ii)    Ownership. [***].
(iii)    [***].
(iv)    [***].
(v)    [***].
7.2    Patent Prosecution.
(a)    Licensed Patents and Horizon Sole Program Patents.
(i)    Horizon Controlled Patents. As between the Parties, subject to this Section 7.2(a), [***].
(ii)    Cooperation. [***].

(iii)    Back-Up Rights. If Horizon intends to allow any such Horizon Controlled Patent to lapse or become abandoned in any jurisdiction in the Territory, Horizon shall notify Alpine at least [***] in advance of such lapse or abandonment, [***] Upon such assumption, Alpine shall control the Prosecution and Maintenance of such Horizon Controlled Patent pursuant to the terms and conditions set forth in Section 7.2(a)(i) above, mutatis mutandis, using counsel of its choice at its cost and expense.
(iv)    Alpine Controlled Patents. As between the Parties, subject to this Section 7.2(a)(iv), [***].
(v)    [***].
(vi)    Joint Patent Committee. The Parties shall form a committee comprised of one (1) or two (2) representatives of each Party (as determined by mutual written agreement of the Parties), which committee shall meet [***] or at other regular intervals as determined by such committee, to discuss strategy [***] The committee will use [***] to make all decisions by consensus. Actions to be taken by the committee shall be taken only following unanimous vote, with Alpine’s representatives collectively having one (1) vote and Horizon’s representatives collectively having one (1) vote. If the committee fails to reach agreement on a matter before it, either Party may submit such matter for resolution to the Parties’ executive officers in accordance with the provisions of Section 12.1(c). If the executive officers fail to reach agreement on a matter before them, then [***].
(vii)    Other Horizon Patents. [***].
(viii)    Cooperation. Each Party shall provide the other Party all reasonable assistance and cooperation, at the other Party’s request and expense, in the Prosecution and Maintenance of Patents as set forth in this Section 7.2, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution. Each Party shall execute and deliver to the other assignments with respect to any Patents in a mutually agreeable form and will take whatever actions reasonably necessary (including the appointment of the other Party as its attorney in fact solely to make such assignment) to effect such assignment, in accordance with the ownership provisions provided above in Section 7.1(b). The prosecuting Party under this Section 7.2 agrees to conduct such Prosecution and Maintenance activities toward the objective of optimizing overall patent protection for Licensed Existing Program Compounds and Licensed Existing Program Products.
(b)    Research Program Patents. [***].
7.3    Patent Enforcement.
(a)    Licensed Patents and Horizon Sole Program Patents.
(i)    Notification. If either Party (i) becomes aware of any alleged or threatened infringement of any Licensed Patents, Joint Program Patents or Sole Program Patents by a Third Party in the Territory based on the development, commercialization or exploitation of, or an application to register or market, a product containing a Licensed Existing Program Compound or any Licensed Existing Program Product in the Territory, or (ii) receives notice alleging that a Third Party’s manufacture, use, or sale of the product containing a Licensed Existing Program Compound or any Licensed Existing Program Product does not infringe any Licensed Patent, Joint Program Patent, or Sole Program Patent, or that such Patent is invalid or unenforceable (including submitting an application to the FDA that constitutes an act of infringement under 35 U.S.C. § 271(e)(2) or comparable application under applicable Law) (each, a “Product Infringement”), it shall promptly notify the other Party in writing to that effect and the Parties will consult with each other regarding any actions to be taken with respect to such Product Infringement. Each Party shall share with the other Party all Information available to it regarding such alleged Product Infringement.
(ii)    Enforcement Rights.
(1)    Horizon Controlled Patents.
a.    Horizon’s First Right to Enforce. As between the Parties, Horizon shall have the first right, but not the obligation, to bring a suit or other action against any Person engaged in a Product Infringement of, or any other action or proceeding regarding alleged or threatened infringement or claim of invalidity or unenforceability of, any Horizon Controlled Patent to defend against any challenge to any of the foregoing, at Horizon’s cost and expense. Horizon shall keep Alpine regularly informed of the status and progress of such enforcement or defense efforts, shall reasonably consider Alpine’s comments on any such efforts, including determination of litigation strategy and filing of material papers to the competent court. Alpine shall provide Horizon reasonable assistance in such enforcement or defense pursuant to this Section 7.3(a)(ii)(1)a, at Horizon’s request and expense, including joining such action as a party plaintiff if required by applicable Laws to pursue such action. In addition, [***] Alpine shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense.
b.    Alpine’s Step-In Right to Enforce. If (A) Horizon elects not to commence a suit to enforce any Horizon Controlled Patent that Horizon has the first right to enforce against any Person pursuant to Section 7.3(a)(ii)(1)a, or settle or otherwise secure the abatement of such infringement or not to defend against any challenge to any of the Horizon Controlled Patent, or (B) Horizon fails to commence such suit within [***] (or such shorter period necessary to initiate and maintain such action) of a request by Alpine to do so, then, [***] Alpine shall have the right, but not the obligation, to commence a suit or take action to enforce such Horizon Controlled Patent against such infringement in the Territory or to defend against such challenge, at Alpine’s cost and expense. In such event and to the extent time permits, promptly after Horizon’s notice to Alpine that it does not elect to enforce such Horizon Controlled Patent or to defend against such challenge, the Parties shall meet to discuss in good faith the strategy for enforcing such Horizon Controlled Patent or defending against such challenge. Alpine shall keep Horizon regularly informed of the status and progress of such enforcement or defense efforts, shall reasonably consider Horizon’s comments on any such efforts, including determination of litigation strategy and filing of material papers to the competent court. [***] Horizon shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense.
(2)    Alpine’s Sole Right to Enforce Alpine Controlled Patents. As between the Parties, Alpine shall have the sole right, but not the obligation, to bring a suit or other action against any Person engaged in any action or proceeding regarding alleged or threatened infringement or claim of invalidity or unenforceability of Alpine Controlled Patents or to defend against any challenge to any of the foregoing, at Alpine’s cost and expense. Alpine shall keep Horizon regularly informed of the status and progress of such enforcement or defense efforts, [***].
(b)    Research Program Patents. As between the Parties, [***].

(c)    Biosimilar Applications. If either Party receives a copy of an application submitted to the FDA under subsection (k) of Section 351 of the PHSA or any subsequent or superseding Law, statute or regulation naming a Licensed Product as a reference product (a “Biosimilar Application”) or otherwise becomes aware that such a Biosimilar Application has been filed (such as in an instance described in Section 351(l)(9)(C) of the PHSA), either Party shall, within [***] of receipt of such Biosimilar Application or becoming aware that such Biosimilar Application has been filed, notify the other Party so that the other Party may seek permission to view the application and related confidential information from the filer of the Biosimilar Application under Section 351(l)(1)(B)(iii) of the PHSA to the extent Section 351(l)(1)(B)(iii) of the PHSA applies to such other Party. If either Party receives any equivalent Biosimilar Application or otherwise becomes aware that such an equivalent Biosimilar Application has been filed in any other jurisdiction in the Territory, either Party shall, within [***] of receipt of such Biosimilar Application or becoming aware that such Biosimilar Application has been filed, notify the other Party. [***].
(d)    Cooperation. If a Party brings any suit, action or proceeding under this Section 7.3, the non-enforcing Party shall agree to be joined as party plaintiff if required for the enforcing Party to bring any such suit, action or proceeding, at the cost and expense of the enforcing Party. The non-enforcing Party will provide reasonable assistance to the enforcing Party, including by providing access to relevant documents and other evidence and making its employees available, subject to the enforcing Party’s reimbursement of any costs and expenses incurred by the non-enforcing Party in providing such assistance.
(e)    Expenses and Recoveries. The enforcing Party bringing a claim, suit or action under this Section 7.3 shall be solely responsible for any expenses incurred by such Party as a result of such claim, suit or action. If such Party recovers monetary damages in such claim, suit or action, such recovery shall first be allocated to the reimbursement of any expenses, including attorneys’ fees, incurred by the Parties in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel). If such recovery is insufficient to cover all such costs and expenses of both Parties, it shall be shared in proportion to the total of such costs and expenses incurred by each Party. If after such reimbursement any amounts remain from such damages or other sums recovered, such remaining amounts shall be [***]; provided that, [***].
(f)    Settlement. The enforcing Party shall not enter into any settlement or compromise of any suit, action or proceeding pursuant to Section 7.3 (other than pursuant to Section 7.3(g)), (i) in a manner that would diminish the rights or interests of the non-enforcing Party or admit the invalidity or unenforceability of any Patent Controlled by the non-enforcing Party without the prior written consent of the non-enforcing Party, such consent not to be unreasonably withheld; or (ii) that would impose any cost or liability on the non-enforcing Party, without the non-enforcing’s Party’s prior written consent, at the non-enforcing Party’s sole discretion.
(g)    Other Infringement of Patents. For any and all infringement of any Sole Program Patent other than as provided elsewhere in this Section 7.3, (i) Alpine shall have the sole right, but not the obligation, to bring an appropriate suit or other action against any person or entity engaged in such other infringement of any such Sole Program Patent owned by Alpine that is not a Horizon Controlled Patent or Alpine Controlled Patent, in its sole discretion, and shall bear all related expenses and retain all related recoveries and (ii) Horizon shall have the sole right, but not the obligation, to bring an appropriate suit or other action against any person or entity engaged in infringement of any Sole Program Patent owned by Horizon or any other Patents owned or Controlled by Horizon that relate to any Licensed Compound or Licensed Product, in its sole discretion, and shall bear all related expenses and retain all related recoveries, and the other Party shall provide reasonable assistance and cooperation as set forth in Section 7.3(d), in such enforcement action, including joining such action as a party plaintiff if required by applicable Laws to pursue such action, at the request and expense of the Party bringing the suit or action.
7.4    Infringement of Third Party Rights. If any Licensed Compound or Licensed Product used or sold by Horizon, its Affiliates or Sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a Patent within the Territory, Horizon shall promptly notify Alpine and the Parties shall agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute, and thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action. Horizon shall be solely responsible for the defense of any such infringement claims (provided that Horizon shall provide to Alpine the ability to join such action, at Alpine’s request and expense) to pursue such action in which a Patent asserted by a Third Party under this Section 7.4, claims (a) the composition of matter or use, sale, offer for sale, or importation in the Field of any Licensed Compound or Licensed Product or (b) the manufacture of any such Licensed Compound or Licensed Product using the process employed by Alpine as of the Effective Date (any such patent, “Subject Patent”). To the extent related to the Subject Patent, [***].
7.5    Patent Term Extension. In the event Horizon desires to seek a patent term extension (including any pediatric exclusivity extensions as may be available) or supplemental protection certificate or their equivalents in any country for any Licensed Patent or Joint Program Patent, then the Parties shall meet and discuss such request in good faith, provided that [***]
7.6    Regulatory Data Protection. To the extent required by or permitted by Law, Horizon will, at its sole discretion, decide (with a primary goal of optimizing Regulatory Exclusivity for Licensed Compounds and Licensed Products) whether to list with the applicable Regulatory Authorities during the Term any applicable Horizon Controlled Patent claiming any Licensed Compound or Licensed Product that Horizon intends to, or has begun to, Commercialize, and that has become the subject of a Regulatory Approval Application submitted to the FDA. Such listings may include all so called “Purple Book” listings required under the Hatch-Waxman Act or listing of Patents as provided in the patent dispute resolution procedures of the Biologics Price Competition and Innovation Act of 2009 or under Section 351(l) of the PHSA or similar provisions in the Territory during the Term.
ARTICLE 8
REPRESENTATIONS AND WARRANTIES; COVENANTS; DISCLAIMERS
8.1    Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows:
(a)    as of the Effective Date, it is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated; and
(b)    as of the Effective Date, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

8.2    Additional Representations and Warranties of Alpine. Alpine represents and warrants to Horizon, as of the Effective Date, as follows:
(a)    Alpine has (i) the right under the Licensed Technology to grant the licenses to Horizon as purported to be granted pursuant to this Agreement, (ii) sufficient legal or beneficial title in the Licensed Technology to grant the licenses to Horizon as purported to be granted pursuant to this Agreement, and (iii) [***];
(b)    there are no license or other agreements with any Third Party to which Alpine or any of its Affiliate is a party regarding the [***] of (i) any Licensed Know-How or (ii) other Information Controlled by Alpine or its Affiliates as of the Effective Date, in each case, contemplated to be provided by Alpine to Horizon hereunder, as to which the absence of rights under such license or other agreement would be [***] Horizon’s ability to (x) [***], or (y) Develop, Manufacture, Commercialize, make, have made, use, sell, offer for sale, import and otherwise exploit Licensed Compounds and Licensed Products in the Field in the Territory;
(c)    Alpine owns all right, title, and interest in the Patents listed on Exhibit H and such listed Patents represent all Patents owned or otherwise Controlled by Alpine that relate to Licensed Know-How or the exploitation thereof under this Agreement, as such activities are contemplated as of the Effective Date;
(d)    to its Knowledge, neither Alpine nor any of its Affiliates owns or has any other rights (by license, sublicense or otherwise) to any (i) [***], other than the Licensed Compounds, or (ii) under any Information, Patents or other intellectual property rights that are [***] for the Development, Manufacturing, Commercialization, use, sale, offer for sale, importation or other exploitation of any Licensed Existing Program Compound (including as incorporated into a Licensed Existing Program Product) in the Field, other than the Licensed Technology;
(e)    [***];
(f)    [***];
(g)    [***];
(h)    [***];
(i)    [***];
(j)    [***];
(k)    [***];
(l)    [***];
(m)    [***];
(n)    [***];
(o)    [***];
(p)    to its Knowledge, Alpine has provided to Horizon [***]; and

(q)    [***].
8.3    Mutual Covenants.
(a)    No Debarment. In the course of the Development of Licensed Compounds and Licensed Products or the conduct of the Research Programs, each Party shall not knowingly use any employee or consultant who has ever been debarred or is the subject of debarment or convicted of a crime for which an entity or person could be debarred (including by the FDA under 21 U.S.C. § 335a (or subject to a similar sanction of any other Governmental Authority)). Each Party shall notify the other Party promptly upon becoming aware that any of its employees or consultants has been debarred or is the subject of debarment proceedings by any Regulatory Authority.
(b)    Compliance. Each Party and its Affiliates shall comply in all material respects with all applicable Laws in the Development, Manufacture, and Commercialization of Licensed Compounds and Licensed Products and the conduct of the Research Programs performed under this Agreement, including the statutes, regulations and written directives of the FDA, the EMA and any Regulatory Authority having jurisdiction in the Territory, the FD&C Act, the Prescription Drug Marketing Act, the Federal Health Care Programs Anti-Kickback Law, 42 U.S.C. §§ 1320a-7b(b), the statutes, regulations and written directives of Medicare, Medicaid and all other health care programs, as defined in 42 U.S.C. §§ 1320a-7b(f), and the Foreign Corrupt Practices Act of 1977, each as may be amended from time to time.
8.4    Additional Covenants.
(a)    Alpine represents and warrants to and covenants with Horizon during the Term that all of Alpine’s employees and officers involved in research and development of the Licensed Technology, Research Program IP, Licensed Compounds, or Licensed Products shall be obligated to assign to Alpine all inventions relating to such Licensed Technology, Research Program IP, Licensed Compounds, or Licensed Products and to maintain as confidential the Confidential Information of Alpine;
(b)    Horizon represents and warrants to and covenants with Alpine that during the Term all of Horizon’s employees and officers involved in Development of the Licensed Compounds or the Licensed Products shall be obligated to assign to Horizon all inventions relating to such Licensed Compounds or the Licensed Products and to maintain as confidential the Confidential Information of Horizon; and
(c)    Alpine represents and warrants to and covenants with Horizon that during the Term Alpine shall not (i) sell, assign or otherwise transfer the Licensed Technology to any Third Party, except to the extent permitted by, and in compliance with, a transaction permitted by Section 12.6, or (ii) grant to any Third Party any right or license under the Licensed Technology that conflicts with the rights and licenses granted to Horizon hereunder.
8.5    Disclaimer. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY, AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED. Without limiting the generality of the foregoing, (a) neither Party represents or warrants as to the success of any study or test conducted by such Party pursuant to this Agreement or the safety or usefulness for any purpose of the technology, right or materials it provides hereunder, or that either Party will be successful in obtaining any patent rights, or that any patents will issue based on a pending application; and (b) each Party specifically disclaims any guarantee that the Licensed Compounds or Licensed Products will be successful, in whole or in part.
ARTICLE 9
INDEMNIFICATION
9.1    Indemnification by Alpine. Alpine shall defend, indemnify, and hold Horizon and its Affiliates and their respective officers, directors, employees, and agents (the “Horizon Indemnitees”) harmless from and against any and all Third Party claims, suits, proceedings, damages, expenses (including court costs and reasonable attorneys’ fees and expenses) and recoveries (collectively, “Claims”) to the extent that such Claims arise out of, are based on, or result from (a) the performance by or on behalf of Alpine or its Affiliates of any obligations of Alpine with respect to Licensed Compounds or Licensed Products (only as to the Licensed Compound contained therein) under this Agreement, including activities conducted pursuant to the Deliverables Plan, (b) the breach of any of Alpine’s obligations under this Agreement, including Alpine’s representations, warranties, and covenants set forth herein, (c) the willful misconduct or negligence of Alpine or its Affiliates in performing under this Agreement, or (d) if applicable, the Development, Manufacture or Commercialization of any Terminated Products by or on behalf of Alpine or its Affiliates or (sub)licensees. The foregoing indemnity obligation shall not apply to the extent that (i) the Horizon Indemnitees fail to comply with the indemnification procedures set forth in Section 9.3 and Alpine’s defense of the relevant Claims is actually prejudiced by such failure, or (ii) any Claim arises from, is based on, or results from any act or omission for which Horizon is obligated to indemnify the Alpine Indemnitees under Section 9.2.
9.2    Indemnification by Horizon. Horizon shall defend, indemnify, and hold Alpine and its Affiliates and their respective officers, directors, employees, and agents (the “Alpine Indemnitees”) harmless from and against any and all Claims to the extent that such Claims arise out of, are based on, or result from (a) the Development, Manufacture or Commercialization of Licensed Compounds or Licensed Products by or on behalf of Horizon or its Affiliates or Sublicensees, (b) the breach of any of Horizon’s obligations under this Agreement, including Horizon’s representations, warranties, and covenants set forth herein, or (c) the willful misconduct or negligence of Horizon or its Affiliates in performing under this Agreement. The foregoing indemnity obligation shall not apply to the extent that (i) the Alpine Indemnitees fail to comply with the indemnification procedures set forth in Section 9.3 and Horizon’s defense of the relevant Claims is actually prejudiced by such failure, or (ii) any Claim arises from, is based on, or results from any act or omission for which Alpine is obligated to indemnify the Horizon Indemnitees under Section 9.1.
9.3    Indemnification Procedures. The Party claiming indemnity under this Article 9 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of such Claim. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought and, if the Indemnifying Party has failed to assume defense of such Claim within the time period required by Law to respond to any such Claim and the Indemnified Party has thereafter assumed and is conducting the defense of the Claim, the Indemnifying Party shall provide the Indemnified Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which the indemnity is being sought. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party shall not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, conditioned or delayed. For clarity, the Indemnified Party may freely withhold its consent to a settlement of a claim with respect to Claims if (a) such settlement does not include a complete release from liability of the Indemnified Party or if such settlement would involve undertaking an obligation (including the payment of money by an Indemnified Party), (b) would bind or impair the Indemnified Party or (c) includes any admission of wrongdoing or that any intellectual property or proprietary right of the Indemnified Party or this Agreement is invalid, narrowed in scope or unenforceable. So long as the Indemnifying Party is actively defending the Claim in good faith, the Indemnified Party shall not settle or compromise any such Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (i) the Indemnified Party may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (ii) the Indemnifying Party shall remain responsible to indemnify the Indemnified Party as provided in this Article 9.
9.4    Limitation of Liability. EXCEPT WITH RESPECT TO ANY DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 10 OR ITS OBLIGATIONS IN SECTION 2.8, AND WITHOUT LIMITING OR RESTRICTING THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 9.1 OR 9.2, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.
9.5    Insurance. Each Party shall procure and maintain insurance adequate to cover its obligations hereunder during the Term and consistent with normal business practices of companies similarly situated. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 9. Each Party shall provide the other Party with written evidence of such insurance upon request.
ARTICLE 10
CONFIDENTIALITY
10.1    Confidentiality. Each Party agrees that, during the Term and for a period of [***] thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any Confidential Information furnished to it by the other Party pursuant to this Agreement, except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but no less than reasonable care) to ensure that its employees, agents, consultants, contractors, Sublicensees and other representatives do not disclose or make any unauthorized use of the Confidential Information of the other Party. Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information of the other Party. The foregoing confidentiality and non-use obligations shall not apply to any portion of the other Party’s Confidential Information that the receiving Party can demonstrate by competent written proof:
(a)    was already known to the receiving Party or any of its Affiliates, other than by previous confidential disclosure by or on behalf of the disclosing Party or any of its Affiliates, at the time of disclosure by the other Party (provided that this exception shall not apply to Alpine with respect to any Research Program IP);
(b)    was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;
(c)    becomes generally available to the public or otherwise part of the public domain after its disclosure as contemplated by this Agreement and other than through any act or omission of the receiving Party in breach of this Agreement;
(d)    was disclosed to the receiving Party or any of its Affiliates on a non-confidential basis by a Third Party who, to the actual or constructive knowledge of the receiving Party, had no obligation of confidentiality to the other Party; or
(e)    was independently discovered or developed by the employees, subcontractors, consultants or agents of the receiving Party or any of its Affiliates without use of or reference to the other Party’s Confidential Information, as evidenced by a contemporaneous writing.
10.2    Authorized Disclosure. Notwithstanding the obligations set forth in Section 10.1, a Party may disclose the other Party’s Confidential Information and the terms of this Agreement to the extent:
(a)    such disclosure is reasonably necessary (i) to comply with the requirements of Regulatory Authorities with respect to obtaining and maintaining Regulatory Approval of a Licensed Product; or (ii) for prosecuting or defending litigation as contemplated by this Agreement;
(b)    such disclosure is reasonably necessary to its employees, agents, consultants, contractors, licensees or Sublicensees on a need-to-know basis for the sole purpose of performing its obligations or exercising its rights under this Agreement; provided that in each case, the disclosees are bound by written obligations of confidentiality and non-use at least as restrictive as those contained in this Agreement;
(c)    such disclosure is reasonably necessary to any bona fide potential or actual investor, acquirer, merger partner, licensee, sublicensee, or other financial or commercial partner for the sole purpose of evaluating an actual or potential investment, acquisition or other business relationship; provided that, in connection with such disclosure, such Party shall inform each disclosee of the confidential nature of such Confidential Information, and the disclosees are bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement; or
(d)    such disclosure is reasonably necessary to comply with applicable Laws, including regulations promulgated by applicable security exchanges, court order, administrative subpoena or order or otherwise necessary for submitting information to the Internal Revenue Service or other Governmental Authority.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 10.2(a) or 10.2(d), such Party shall promptly notify the other Party of such required disclosure and shall use reasonable efforts to obtain, or to assist the other Party in obtaining, a protective order preventing or limiting the required disclosure. Any information disclosed pursuant to Section 10.2(a) through Section 10.2(d) shall still be deemed Confidential Information and subject to the restrictions set forth in this Agreement, including the foregoing provisions of Article 10.
10.3    Technical Publication. During the Term, [***]. A Party seeking to publish a publication containing Confidential Information of the other Party (including any joint Confidential Information) shall provide the other Party the opportunity to review and comment on such proposed publication (or where a copy of such publication or presentation is not available at such time, a draft or outline of such publication or description of such presentation) that relates to any Licensed Compound or Licensed Product at least [***] prior to its intended submission for publication. The other Party shall provide the Party seeking publication with its comments in writing, if any, as promptly as practicable after receipt of such proposed publication. The Party seeking publication shall consider in good faith any comments thereto provided by the other Party and shall comply with the other Party’s request to remove any and all of such other Party’s Confidential Information from the proposed publication. In addition, the Party seeking publication shall delay the submission for a period up to [***] in the event that the other Party can demonstrate reasonable need for such delay, including the preparation and filing of a patent application (or, in the case that a Party has a compelling business justification, for a longer period reasonably selected by that Party). Each Party agrees to acknowledge the contributions of the other Party and its employees in all publications as scientifically appropriate.
10.4    Publicity; Terms of Agreement.
(a)    The Parties agree that the terms of this Agreement are the Confidential Information of both Parties, subject to disclosure authorized in this Article 10 and the special authorized disclosure provisions set forth in this Section 10.4.
(b)    Public announcement of the execution of this Agreement shall be made substantially in the form of the joint press release attached hereto as Exhibit K, on or promptly after the Effective Date.
(c)    After release of such joint press release in Exhibit K, if either Party desires to make a public announcement concerning the terms of this Agreement, such Party shall, except as otherwise provided herein, give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval (not to be unreasonably withheld, conditioned, or delayed). A Party commenting on such a proposed press release by the other Party shall provide its comments, if any, within [***] after receiving the press release from the other Party. Notwithstanding the foregoing, a Party shall have the right to make a public announcement or press release of the achievement of significant events in Development (including achievement of each milestone event set forth in Sections 6.4(a) and 6.4(b) and Sections 6.5(a) and 6.5(b)) or Commercialization of any Licensed Product in the Territory, even if beyond what may be strictly required by applicable Law and the rules of recognized stock exchanges, to the extent consistent with such Party’s own disclosure practices, subject to prior notice of such public announcement or press release to the other Party. The principles to be observed in such disclosures shall be accuracy, compliance with applicable Law and regulatory guidance documents, reasonable sensitivity to potential negative reactions of applicable Regulatory Authorities and the need to keep investors and others informed regarding the requesting Party’s business, including as required by the rules of recognized stock exchanges.

Except as provided in this subsection (c) or permitted under Section 10.2, no press release shall include the other Party’s Confidential Information without the prior written consent of such other Party. In relation to the other Party’s review of such an announcement, such other Party may make specific, reasonable comments on such proposed press release within the prescribed time for commentary. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 10.4, provided such information remains accurate as of such time.
(d)    The Parties acknowledge that either or both Parties may be obligated to file a copy of this Agreement and summaries of the terms hereof with the U.S. Securities and Exchange Commission or other Governmental Authority as reasonably required to comply with applicable Laws or the rules of a nationally-recognized securities exchange. Each Party shall be entitled to make such filings, provided that it requests confidential treatment of the commercial terms, sensitive technical terms and other terms of this Agreement that a Party reasonably deems sensitive or competitive to the extent such confidential treatment is reasonably available to such Party; provided that the foregoing obligation to request confidential treatment shall not apply with respect to any disclosure of this Agreement by either Party to the U.S. Internal Revenue Service or similar Governmental Authority outside the U.S. In the event of any such filing, each Party will provide the other Party with a copy of this Agreement and related filings marked to show provisions for which such Party intends to seek confidential treatment and shall reasonably consider and incorporate the other Party’s comments thereon to the extent consistent with the legal requirements and the rules of any nationally recognized securities exchange, with respect to the filing Party, governing disclosure of material agreements and material information to be publicly filed.
10.5    Equitable Relief. Each Party acknowledges that its breach of this Article 10 may cause irreparable harm to the other Party, which cannot be reasonably or adequately compensated in damages in an action at law. By reasons thereof, each Party agrees that the other Party shall be entitled to seek, in addition to any other remedies it may have under this Agreement or otherwise, to obtain preliminary and permanent injunctive and other equitable relief to prevent or curtail any actual or threatened breach of the obligations relating to Confidential Information set forth in this Article 10 by the other Party.
10.6    Attorney-Client Privilege. Neither Party is waiving, nor will be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges recognized under the applicable law of any jurisdiction as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the receiving Party, regardless of whether the disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties may become joint defendants in proceedings to which the information covered by such protections and privileges relates and may determine that they share a common legal interest in disclosure between them that is subject to such privileges and protections, and in such event, may enter into a joint defense agreement setting forth, among other things, the foregoing principles, but are not obligated to do so.
ARTICLE 11
TERM AND TERMINATION
11.1    Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 11, shall remain in effect until expiration of the Royalty Term for all Licensed Products in the Territory (the “Term”). [***].

11.2    Termination for Convenience. Horizon may terminate this Agreement (a) in its entirety or (b) [***] (a “Program Termination”) at any time and for any reason or for no reason upon delivery of (A) at least [***] prior written notice to Alpine if no [***] has occurred with respect to a Licensed Product and (B) at least [***] prior written notice to Alpine if [***] has occurred with respect to a Licensed Product.
11.3    Termination for Breach. Each Party (the “Non-Breaching Party”) shall have the right, without prejudice to any other remedies available to it at law or in equity, to terminate this Agreement in its entirety upon written notice to the other Party if the other Party materially breaches its obligations under this Agreement and, after receiving written notice identifying such material breach in reasonable detail, fails to cure such material breach within [***] after receipt of such notice (the “Cure Period”), or if such material breach (excluding any failure to pay any undisputed amounts due hereunder) is not susceptible to cure within the Cure Period, fails to deliver to the Non-Breaching Party within the Cure Period a written plan that is reasonably calculated to resolve such material breach within a specified period (not to exceed [***]) and does not cure such material breach within the period specified in such plan. [***].
11.4    Termination for Patent Challenge. In the event Horizon or any of its Affiliates or Sublicensees challenges under any court action or proceeding, or before any patent office, the validity, patentability, enforceability, or non-infringement of any Licensed Patent, or initiates a reexamination of any Licensed Patent, or assists any Third Party to conduct any of the foregoing activities (each, a “Challenge”), Alpine will have the right to terminate this Agreement in accordance with the following terms. In the event the Challenge is by Horizon or its Affiliate, Alpine may terminate this Agreement within [***] of the Challenge unless Horizon withdraws such Challenge. [***].
11.5    Termination for Insolvency. Each Party shall have the right to terminate this Agreement upon delivery of written notice to the other Party in the event that (a) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (b) such other Party is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within [***] of its filing, or (c) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors.
11.6    Consequences of Termination. Upon any termination of this Agreement, except as otherwise set forth in this Section 11.6 and Section 11.7, all licenses and rights granted by either Party under this Agreement shall terminate; [***].
(a)    Existing Program Termination. In the event that this Agreement is terminated by Horizon pursuant to Section 11.2 or by Alpine pursuant to Section 11.3, 11.4 or 11.5 with respect to the Existing Program, Licensed Existing Program Compounds and Licensed Existing Program Products, and Alpine provides written notice to Horizon within [***] after the effective date of such termination, that Alpine wishes to continue development or commercialization with respect to any such Licensed Existing Program Products, (i) clause (b) below shall apply if such termination becomes effective [***] (ii) if clause (i) does not apply, [***].
(b)    Rights to Licensed Existing Program Product(s). Only in the event described in Section 11.6(a), the following terms of this Section 11.6(b) shall apply.
(i)    Regulatory Materials. [***].

(ii)    Technology Licenses. [***].
(iii)    Trademarks. [***].
(iv)    Sublicensees. Subject to Section 2.4(a)(iv), Horizon’s Sublicensees shall continue in effect as a direct license from Alpine to the furthest extent possible.
(v)    General Assistance. Horizon agrees to fully cooperate with Alpine and its designee(s) to facilitate a smooth, orderly and prompt transition of the Terminated Product(s) to Alpine or its designee(s).
(vi)    Costs and Expenses. [***].
(c)    Research Program Termination. In the event that this Agreement is terminated with respect to any Research Program(s), Research Program Compounds and Research Program Products, this Section 11.6(c) shall apply. If such termination was by Horizon pursuant to Section 11.2 or by Alpine pursuant to Section 11.3, 11.4 or 11.5 with respect to such Research Program(s), [***]. Except to the extent the Parties enter into such separate agreement with respect to any Research Program Product(s), if a Research Program Product is Developed or Commercialized by Horizon or any of its Affiliates or Sublicensees, all of Horizon’s payment and other obligations [***] shall continue to apply, including after any termination of this Agreement, except any termination [***].
11.7    Survival. Termination or expiration of this Agreement shall not affect any liabilities of the Parties under this Agreement that have accrued prior to the date of termination or expiration. Notwithstanding anything to the contrary, the following provisions shall survive any expiration or termination of this Agreement: [***].
11.8    No Limitation on Remedies. Notwithstanding anything to the contrary in this Agreement, termination or expiration of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor prejudice either Party’s right to obtain performance of any obligation. Subject to the terms and conditions of this Agreement, each Party shall be free to seek (without restriction as to the number of times it may seek) damages, costs and remedies that may be available at Law or in equity and shall be entitled to offset the amount of any damages and costs obtained in a final, non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) of monetary damages or costs (as permitted by this Agreement) against the other Party against any amounts otherwise due to such other Party under this Agreement.
ARTICLE 12
MISCELLANEOUS
12.1    English Language; Governing Law; Jurisdiction; Disputes.
(a)    English Language. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement.
(b)    Governing Law. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of the State of New York, U.S., without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction and excluding the United Nations Conventions on Contracts for the International Sale of Goods. For clarification and notwithstanding Section 12.1(d) below, any dispute relating to the inventorship, scope, validity, enforceability or infringement of any patent right shall be governed by and construed and enforced in accordance with the patent laws of the applicable jurisdiction.
(c)    Disputes. Unless otherwise set forth in this Agreement, in the event of any controversies or claims arising out of, relating to or in connection with any provision of this Agreement (“Dispute”), such Dispute shall be referred to the President of Alpine (or his or her designee) and the Chief Strategy Officer of Horizon (or his or her designee) for good faith negotiations attempting to resolve the Dispute.
(d)    Arbitration. Should the designated executive officers of the Parties be unable to resolve such Dispute within [***] after such Dispute has first been referred to them, then the Dispute shall be finally settled by binding arbitration by a panel of [***] arbitrators pursuant to the then-current Commercial Arbitration Rules of the American Arbitration Associations (“AAA Rules”), except where they conflict with this Section 12.1(d) shall control. Each Party shall nominate [***] arbitrator and the [***] Party-nominated arbitrators shall then nominate the [***] arbitrator, who shall serve as the presiding arbitrator, within [***] after the second arbitrator’s appointment. The arbitrators shall not be [***] and each arbitrator shall have at least [***] of pharmaceutical industry experience. At the request of a Party, the arbitral tribunal shall have the discretion to order the disclosure of specified documents by the Parties. Such a request shall identify the document(s) with a reasonable degree of specificity and establish the relevance of the document(s) to the arbitration.
(i)    Seat; Language. The seat, or legal place, of arbitration shall be New York City, NY. The language of the arbitration shall be English.
(ii)    Relief. Except as otherwise specifically limited in this Agreement, including Section 9.4, the arbitral tribunal shall have the power to grant any remedy or relief that it deems appropriate, whether provisional or final, including injunctive relief. Each Party retains the right to apply to any court of competent jurisdiction for interim and/or conservatory measures, including pre-arbitral attachments or preliminary injunctions, and any such request shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate. The arbitration award shall be final and binding on the Parties, and the Parties undertake to carry out any award without delay. Judgment on the award may be entered in any court of competent jurisdiction.
(iii)    Costs. Each Party shall bear its own legal fees. The arbitrators shall assess their costs, fees and expenses against the Party losing the arbitration unless they believe that neither Party is the clear winner, in which case the arbitrators shall divide such fees, costs and expenses according to their discretion. The arbitrators, in the arbitrators’ discretion, may award reimbursement of attorney’s fees to the prevailing Party.
(iv)    Confidentiality. The existence and content of the arbitral proceeding, including any rulings or award, shall be kept confidential by the Parties and the arbitrator except to the extent (A) required by applicable Law; (B) required to protect or pursue a legal right; (C) required to enforce or challenge an award; or (D) approved by written consent of the Parties. Notwithstanding anything to the contrary herein, either Party may disclose matters relating to the arbitration or the arbitral proceedings where necessary for the preparation or presentation of a claim or defense in such arbitration. The arbitrators shall issue appropriate protective orders to safeguard each Party’s Confidential Information.

(v)    Timing. The hearing shall commence within [***] after the selection of the arbitrators. The award shall be rendered within [***] of the appointment of the arbitral tribunal, unless the Parties jointly request an extension or the arbitral tribunal determines, in a reasoned decision, that the interest of justice or the complexity of the case requires that such limit be extended.
(vi)    Survivability. Any duty to arbitrate under this Agreement shall remain in effect and be enforceable after termination of this Agreement for any reason.
(vii)    Patent and Trademark and Other Disputes. Any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Patents or trademarks shall be submitted to a court of competent jurisdiction in the country in which such patent or trademark rights were granted or arose. Arbitration shall not be applicable to any matter to be decided by the JRC or by Horizon pursuant to its final decision-making authority with respect to matters within the jurisdiction of the JRC.
12.2    Entire Agreement; Amendment. This Agreement, including the Exhibits hereto, and the SPA set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof, including the Confidentiality Agreement. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.
12.3    Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by a Force Majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting such Force Majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, “Force Majeure” means, with respect to a Party, conditions beyond the reasonable control of such Party, including an act of God, war, terrorist act, labor strike or lock-out, epidemic, fire, earthquake, storm, release of radioactive material into the environment, or like catastrophe. Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a Force Majeure affecting such Party. If a Force Majeure persists for more than [***], then the Parties will discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such Force Majeure. Notwithstanding anything to the contrary contained in this Section 12.3, the Parties acknowledge and agree that a COVID-19 pandemic and business disruptions related thereto (collectively, the “COVID Event”) are currently occurring as of the Effective Date and may worsen, and the Parties further acknowledge and agree that, as of the Effective Date, neither the COVID Event, nor any recurrence thereof, shall constitute a Force Majeure.
12.4    Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 12.4, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by confirmed electronic delivery or a reputable courier service, or (b) [***] after mailing, if mailed by first class certified or registered airmail, postage prepaid, return receipt requested.

If to Alpine:    Alpine Immune Sciences, Inc.
188 E Blaine St. Suite 200
Seattle, WA 98102
Attn: [***]
    Email: [***]
    With a copy to: [***]
With a copy to (which shall not constitute notice):
    Wilson Sonsini Goodrich & Rosati
    Professional Corporation
    650 Page Mill Road
    Palo Alto, CA 94304-1050
    United States
    Attn: Ian B. Edvalson, Esq.
    Telephone: (650) 493-9300
    Email: [***]

If to Horizon:    Horizon Therapeutics Ireland DAC
70 St. Stephen’s Green
Dublin 2, D02 E2X4, Ireland
Attn: [***]
Telephone: +353 1 772 2100
Email: [***]

With a copy to (which shall not constitute notice):
Horizon Therapeutics USA, Inc.
1 Horizon Way
Deerfield, IL 60015-3888
Attn: [***]
Telephone: 224-383-3000

12.5    No Strict Construction; Headings. This Agreement has been prepared jointly by the Parties and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section. Except where the context otherwise requires, wherever used, the singular shall include the plural and the plural the singular. The use of any gender shall be applicable to all genders. The word “or” is used in the inclusive sense (and/or) unless the context dictates otherwise because the subjects of the conjunction are mutually exclusive. The term “including” means “including without limitation,” without limiting the generality of any description preceding such term. The term “shall” means “will”. In addition, (a) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits); (b) provisions that require that a Party or the Parties hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter or otherwise; and (c) neither Party or its Affiliates shall be deemed to be acting “on behalf of” or “under authority of” the other Party.
12.6    Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that a Party may make such an assignment or transfer without the other Party’s consent (i) to an Affiliate (for so long as such entity remains an Affiliate), provided that such assigning Party shall remain responsible for such Affiliate’s conduct or (ii) to a Third Party acquiror or its Affiliate in connection with a Change of Control of such Party (such Third Party, an “Acquiror”). Any successor or assignee of rights or obligations permitted hereunder shall, in writing to the other Party, expressly assume performance of such rights or obligations. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 12.6 shall be null, void and of no legal effect.
12.7    Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other reasonable and customary acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
12.8    Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Alpine are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. The Parties agree that Horizon, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code solely applicable to the Licensed Compounds, [***] Licensed Technology, and Alpine Libraries, including without limitation Horizon’s right to retain all licenses to Licensed Technology granted herein. Without limiting the generality of the foregoing, the Parties intend and agree that any sale of Alpine’s assets under Section 363 of the Bankruptcy Code shall be subject to Horizon’s rights under Section 365(n) with respect to such Licensed Technology, that Horizon cannot be compelled to accept a money satisfaction of its interests in Licensed Technology, and that any such sale therefore may not be made to a purchaser “free and clear” of Horizon’s license rights without the consent of Horizon. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Alpine under the Bankruptcy Code, Horizon shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property solely applicable to the Licensed Compounds, [***] Licensed Technology, and Alpine Libraries and all embodiments of such intellectual property, and the same, if not already in its possession, shall be promptly delivered to them (i) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless Alpine elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of Alpine upon written request therefor by Horizon. (The Parties acknowledge and agree that “embodiments” of intellectual property within the meaning of Section 365(n) include without limitation laboratory notebooks, inventory, research studies, data, and regulatory approvals to the extent such items are solely applicable to the Licensed Compounds, [***], Licensed Technology and Alpine Libraries). Additionally, if (a) a case under the Bankruptcy Code is commenced by or against Alpine, (b) this Agreement is rejected as provided in the Bankruptcy Code, and (c) Horizon elects to retain its rights hereunder as provided in Section 365(n) of the Bankruptcy Code, Alpine (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall not interfere with Horizon’s rights under this Agreement to Licensed Technology (including such embodiments), including any right to obtain such Licensed Technology (or such embodiments) from another entity, to the extent provided in Section 365(n) of the Bankruptcy Code. All rights, powers and remedies of Horizon provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Code) in the event of the commencement of a case under the Bankruptcy Code with respect to Alpine. The Parties agree that they intend the following rights to extend to the maximum extent permitted by law, and to be enforceable under Section 365(n) of the Bankruptcy Code: (I) the right of access to any Licensed Technology (including all embodiments thereof) of Alpine, which is necessary for the development, manufacture, supply, commercialization, sale, import or export of Licensed Compounds or Licensed Products, in any case solely as provided under this Agreement; and (II) the right to contract directly with any Third Party to complete the same.
12.9    Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.
12.10    No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver (signed by the Party providing such waiver) relating to a particular matter for a particular period of time.
12.11    Independent Contractors. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties. No Party shall report this Agreement (and the transactions hereunder) as an entity or partnership for any tax purpose unless required pursuant to a “final determination” in accordance with Section 1313 of the Code.
12.12    No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than the Parties and their successors and permitted assigns, except for the Horizon Indemnitees and Alpine Indemnitees expressly entitled to indemnification as provided in Article 9 and only in accordance with the terms of such Article 9.
12.13    Counterparts; Electronic Delivery. This Agreement may be executed in counterparts, by original or PDF signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.
[Signature page follows]

In Witness Whereof, the Parties have executed this Agreement by their duly authorized officers as of the Effective Date.

Horizon Therapeutics Ireland DAC By: /s/ William D. Gannon Name: William D. Gannon Title: Director	Alpine Immune Sciences, Inc. By: /s/ Paul Rickey Name: Paul Rickey Title: Senior Vice President and Chief Financial Officer

Exhibit A – Alpine Reserved Sequences
[***]

Exhibit B – Back Up Compound
[***]

Exhibit C – Deliverables Plan
[***]
.

Exhibit D – Deliverables Budget
[***]

Exhibit E – Individuals with Knowledge
[***]

Exhibit F – Lead Compound
[***]

Exhibit G – Licensed Know-How
[***]

Exhibit H – Licensed Patents
[***]

Exhibit I – Research Plan
[***]

Exhibit J – List of Countries for Patent Applications
[***]

Exhibit K – Press Release
[See Attached]